Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under Rule 14a-12

PennyMac Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

April 13, 2017

Dear Stockholder:

We would like to cordially invite you to attend the 2017 Annual Meeting of Stockholders, or the Meeting, of PennyMac Financial Services, Inc. to be held on Tuesday, May 23, 2017, at 11:00 a.m. Pacific Time. The Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361.

The Notice of 2017 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any postponement or adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on March 31, 2017, the record date, are entitled to vote at the Meeting.

Your vote is very important. Please carefully read the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Directors, we thank you for your participation and look forward to seeing you on May 23rd.

Sincerely,

STANFORD L. KURLAND Executive Chairman	DAVID A. SPECTOR President and Chief Executive Officer

3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

Notice of 2017 Annual Meeting of Stockholders

Time and Date:	11:00 a.m. Pacific Time on Tuesday, May 23, 2017

Place:	PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Items of Business:	•	To elect the nine (9) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2018 annual meeting of stockholders;

	•	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2017;

	•	To approve, by non-binding vote, our executive compensation;

	•	To recommend, by non-binding vote, the frequency of our executive compensation vote; and

	•	To transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

Record Date and Meeting Admission:	Only stockholders of record at the close of business on March 31, 2017, the record date, are entitled to attend the annual meeting.

Proxy Voting:	Whether or not you plan to attend the annual meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

Mailing of Information:	Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 13, 2017, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the annual meeting.

By Order of the Board of Directors,

DEREK W. STARK Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2017:

This Notice of 2017 Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at www.proxyvote.com.

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3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

2017 Annual Meeting of Stockholders

PROXY STATEMENT

PennyMac Financial Services, Inc. (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2017 Annual Meeting of Stockholders, or the Meeting. We will hold the Meeting at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361, on Tuesday, May 23, 2017 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. We are delivering the Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders commencing on or about April 13, 2017, which contains instructions on how to access the proxy materials via the Internet, how to vote online at www.proxyvote.com, and how to request paper copies of the proxy materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Meeting:

•	The election of nine (9) directors, Stanford L. Kurland, David A. Spector, Matthew Botein, James K. Hunt, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Mark Wiedman and Emily Youssouf, each for a one-year term expiring at the 2018 annual meeting of stockholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	The approval, by non-binding vote, of our executive compensation; and

•	The recommendation, by non-binding vote, of the frequency of the executive compensation vote.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors, or the Board, recommends that you vote “FOR” the election of each of the nominees as directors identified in this Proxy Statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, “FOR” the approval, by non-binding vote, of our executive compensation, and “FOR” the recommendation, by non-binding vote, of holding the executive compensation vote every year.

Who can attend the Meeting?

Our Board has set March 31, 2017 as the record date for the Meeting. If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common stock through a brokerage firm or bank and you would like to attend, please either (1) write us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, (2) email us at PFSI_IR@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

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Who is entitled to vote at the Meeting?

If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. As of the record date, 22,917,545 shares of Class A common stock were issued and outstanding, and 49 shares of Class B common stock were issued and held by owners of Class A units of Private National Mortgage Acceptance Company, LLC, or PNMAC. Each share of Class A common stock that you held on the record date entitles you to one vote on each proposal. If you held Class B common stock on the record date, you are entitled to a number of votes on each proposal equal to the number of Class A units of PNMAC that you held as of the record date, regardless of the number of shares of Class B common stock that you held as of the record date. All matters on the agenda for the Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

How many shares must be present to hold the Meeting?

The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting on any matter constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 76,327,355 eligible votes as of the record date, we will need at least 38,163,678 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Directors will be elected by a plurality of the votes cast by the holders of our Class A common stock and Class B common stock voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm and approval, by non-binding vote, of our executive compensation will require the affirmative vote of a majority of the votes cast by the holders of our Class A common stock and Class B common stock voting in person or by proxy at the Meeting. The frequency of the non-binding executive compensation vote (i.e., every one, two or three years) that receives the highest number of votes cast will be treated as the option recommended by our stockholders.

How will voting on any other business be conducted?

Other than the four proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize Stanford L. Kurland, our Executive Chairman and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

•	By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

•	By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, May 22, 2017. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 22, 2017. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

•	In Person. If you attend the Meeting and plan to vote in person, you will be provided with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Meeting. If your shares are held in “street name” and you wish to vote at the Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a stockholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Meeting.

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If you vote prior to the Meeting, it will assure that your vote is counted. Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting. Whether you vote by mail, by Internet, by telephone or in person at the Meeting, the proxies identified will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of Class A common stock or shares of Class B common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of Class A common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of Class A common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of the director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2018 annual meeting of stockholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR the approval, by non-binding vote, of our executive compensation; and

•	FOR the recommendation, by non-binding vote, of holding the executive compensation vote every year.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and the proposal to approve, by non-binding vote, our executive compensation. You may vote “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” on the proposal to recommend, by non-binding vote, the frequency of the executive compensation vote and you may also “ABSTAIN.” An abstention is the voluntary act of not voting by a stockholder who is present in person or by proxy at a meeting and entitled to vote.

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If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. If you withhold authority to vote with respect to the election of some or all of the directors, your shares will not be voted with respect to those nominees indicated. Abstentions and broker non-votes have no effect on the proposal relating to the election of directors. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting with respect to the proposal to ratify the appointment of our independent registered public accounting firm, your abstention will have no effect on such proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of directors, our executive compensation program and the frequency of the executive compensation vote, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our stockholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2017 Annual Meeting of Stockholders, Proxy Statement, 2016 Annual Report to Stockholders, and proxy card or voting instruction form. In addition, some of our directors and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of our Class A common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Stockholders electronically?

This Proxy Statement and our 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or Fiscal 2016, are available at www.proxyvote.com and on our Investor Relations website, www.ir.pennymacfinancial.com/2017AnnMtg.

When are stockholder proposals due for the 2018 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 14, 2017. If you are submitting a proposal for possible inclusion in next year’s proxy statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than January 23, 2018 and no later than February 22, 2018.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.
Attention: Investor Relations
3043 Townsgate Road
Westlake Village, California 91361
Phone: (818) 264-4907
Email: PFSI_IR@pnmac.com

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OUR DIRECTORS

Director Nominees

We have nine members of our Board. If our directors are elected at this year’s Meeting, they will serve until our annual meeting of stockholders in 2018 and their successors have been duly elected and qualified. The following paragraphs provide the name and age (as of April 13, 2017) of each director, as well as each director’s business experience over the last five years or more. Immediately following the description of each director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Governance and Nominating Committee’s determination that the director should serve on our Board.

Name	Age	Position
Stanford L. Kurland	64	Director, Executive Chairman
David A. Spector	54	Director
Matthew Botein	44	Director
James K. Hunt	65	Independent Lead Director
Patrick Kinsella	63	Director
Joseph Mazzella	64	Director
Farhad Nanji	38	Director
Mark Wiedman	46	Director
Emily Youssouf	65	Director

Stanford L. Kurland. Mr. Kurland, age 64, has been a member of our Board since our formation and our Executive Chairman since January 2017. Prior thereto, he had been our chairman of the board and chief executive officer from February 2013 through December 2016. Mr. Kurland also served as the chief executive officer of PNMAC from May 2013 through December 2016 and, prior thereto, served as chairman of the board and chief executive officer from its formation in January 2008 to May 2013. In addition, Mr. Kurland has been the executive chairman of PennyMac Mortgage Investment Trust, or PMT, since January 2017 and, prior thereto, had been the chairman of the board and chief executive officer of PMT from its formation in May 2009 through December 2016. He has also served as the chairman of PNMAC Capital Management, LLC, or PCM, since its formation in March 2008, and the chairman of PennyMac Loan Services, LLC, or PLS, since its formation in February 2008. Prior to PNMAC’s formation, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our previous chief executive officer and as an accomplished financial services executive with more than 36 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 54, has been a member of our Board since our formation and has been our President and Chief Executive Officer since January 2017. He served as our executive managing director, president and chief operating officer from February 2016 through December 2016 and, prior thereto, as president and chief operating officer from February 2013 to February 2016. Mr. Spector also has been president and chief executive officer of PNMAC since January 2017 and, prior thereto, served in a variety of similar executive positions at PNMAC from January 2008 through December 2016. In addition, Mr. Spector has been a member of the board of PMT since its formation in May 2009 and chairman of the board of directors of PNMAC Mortgage Opportunity Fund, L.P. and PNMAC Mortgage Opportunity Fund, LLC since May 2008. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

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Matthew Botein. Mr. Botein, age 44, has been a member of our Board since our formation. Since January 2017, Mr. Botein has served as managing partner at Gallatin Point LLC, a private investment and advisory firm. Since January 2017, he also has served as a consultant to BlackRock, Inc., or BlackRock, a global investment management firm, as part of a two year initial term during which he will advise BlackRock on certain aspects of its alternative investment business. Prior thereto, from November 2009 to January 2017, he was employed at BlackRock and held the position of managing director and co-head of BlackRock Alternative Investors and the title of chief investment officer for alternative investments. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, or Highfields, an investment management firm, from 2003 through June 2009. Mr. Botein currently serves on the boards of Northeast Bancorp, a bank holding company, and Aspen Insurance Holdings Limited, a specialty insurance and reinsurance provider. He formerly served on the boards of Aspen Insurance Holdings Limited, First American Corporation, PennyMac Mortgage Investment Trust and CoreLogic, Inc. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board because of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets, and financial processing sectors.

James K. Hunt. Mr. Hunt, age 65, has been a member of our Board since April 26, 2013 and has been appointed to serve as our independent lead director. Mr. Hunt is currently retired. From November 2015 until his retirement in August 2016, Mr. Hunt served as the managing partner and chief executive officer of middle market credit for Kayne Anderson Capital Advisors, LP, a leading alternative investment firm across energy, real estate, credit and specialty growth capital. From August 2014 to November 2015, Mr. Hunt served as non-executive chairman of the board of THL Credit, Inc., an externally-managed, non-diversified closed-end management investment company. Mr. Hunt served as chief executive officer and chief investment officer of THL Credit, Inc. and of THL Credit Advisors, a registered investment advisor that provides administrative services to THL Credit, Inc., from April 2010 to July 2014 and, prior thereto, held similar executive positions with predecessor entities since May 2007. Previously, Mr. Hunt was chief executive officer and managing partner of Bison Capital Asset Management, LLC, a private equity firm, from 2001 to 2007. Prior to co-founding Bison Capital, Mr. Hunt was the president of SunAmerica Corporate Finance and executive vice president of SunAmerica Investments (subsequently, AIG SunAmerica). Mr. Hunt formerly served on the boards of THL Credit, Inc., THL Credit Advisors, Primus Guaranty, Ltd., Fidelity National Information Services, Inc. and Lender Processing Services, Inc. Mr. Hunt received a BBA from the University of Texas at El Paso and an MBA from the University of Pennsylvania’s Wharton School. We believe Mr. Hunt is qualified to serve on our Board because of his experience in capital markets and in managing financial services companies.

Patrick Kinsella. Mr. Kinsella, age 63, has been a member of our Board since July 1, 2014. Mr. Kinsella has served as an adjunct professor at the USC Marshall School of Business since August 2011. Prior to his retirement as a senior audit partner with KPMG LLP, or KPMG, in May 2013, Mr. Kinsella spent over 35 years at KPMG serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella received a BS from California State University, Northridge and is a licensed certified public accountant in the State of California. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Joseph Mazzella. Mr. Mazzella, age 64, has been a member of our Board since our formation. Mr. Mazzella retired in March 2017 after serving as the managing director and the general counsel of Highfields, which he joined in 2002. Prior to joining Highfields, Mr. Mazzella was a partner at the law firm of Nutter, McClennen & Fish, L.L.P., in Boston, Massachusetts. Prior to private practice, he was an attorney at the Securities and Exchange Commission from 1978 to 1980, and previously served as a law clerk in the Superior Court of the District of Columbia. Mr. Mazzella has served on multiple public company boards of directors, including Alliant Techsystems, Inc. and Data Transmission Networks Corporation, and he served as chairman of the board of Insurance Auto Auctions, Inc. Mr. Mazzella received a BA from City College of New York and a JD from Rutgers University School of Law. We believe Mr. Mazzella is qualified to serve on our Board because of his broad experience and strong business and legal backgrounds in the financial services industry.

Farhad Nanji. Mr. Nanji, age 38, has been a member of our Board since our formation. In December 2016, Mr. Nanji co-founded MFN Partners Management, L.P., a value-oriented investment management firm based in Boston, Massachusetts. Prior thereto, until December 2015, Mr. Nanji served as a managing director of Highfields, where he focused on portfolio investments in distressed securities, restructurings, structured credit and global financial services from 2006. Prior to joining Highfields, Mr. Nanji was an associate with HighVista Strategies, an investment management firm, and he also served as an engagement manager in the financial institutions group at McKinsey & Company, a global consulting firm. Mr. Nanji received an MBA from Harvard Business School and a B.Com. degree from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his expertise in the mortgage and financial services businesses.

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Mark Wiedman. Mr. Wiedman, age 46, has been a member of our Board since our formation. Mr. Wiedman has been the global head of BlackRock’s iShares business since September 2011 and is a member of BlackRock’s global operating committee. Previously, Mr. Wiedman was the head of corporate strategy for BlackRock. and led the clients and advisory team within the financial markets advisory group in BlackRock Solutions, a group which advises financial institutions and governments on managing their capital markets exposures and businesses. Prior to joining BlackRock in 2004, Mr. Wiedman, as executive director, led the global product development and strategy group at Morgan Stanley Investment Management. He previously was a management consultant at McKinsey & Company, advising financial institutions in the United States, Europe and Japan. He also served as senior advisor and chief of staff for the Under Secretary for Domestic Finance at the U.S. Treasury Department. He has taught as an adjunct associate professor of law at Fordham University in New York and Renmin University in Beijing. Mr. Wiedman earned an AB degree from Harvard College and a JD degree from Yale Law School. We believe Mr. Wiedman is qualified to serve on our Board because of his numerous years of experience in the financial industry and deep understanding of our business.

Emily Youssouf. Ms. Youssouf, age 65, has been a member of our Board since November 14, 2013. Ms. Youssouf has served as a clinical professor at the NYU Schack Institute of Real Estate since 2009. Ms. Youssouf served as vice chair of the New York City Housing Development Corporation from 2011 to 2013 and as a member of its board from 2013 to 2014. Previously, she served as an independent consultant from 2008 to 2011, during which time her clients included Rockefeller Foundation, Washington Square Partners and various real estate investors. Prior thereto, she was a managing director with JPMorgan Securities, Inc., a broker-dealer, from 2007 to 2008 and the president of the NYC Housing Development Corporation from 2003 to 2007. Ms. Youssouf has also held various senior positions at Natlis Settlements, LLC, Credit Suisse First Boston, Daiwa Securities America, Prudential Securities, Merrill Lynch and Standard & Poor’s. Ms. Youssouf currently serves as a board member of numerous organizations, including the NYC Health and Hospitals Corporation, the NYC School Construction Authority, the NYS Job Development Authority, the TransitCenter, and JP Morgan Exchange-Traded Funds Trust. Ms. Youssouf is a graduate of Wagner College and holds an MA in Urban Affairs and Policy Analysis from The New School for Social Research. We believe Ms. Youssouf is qualified to serve on our Board because of her numerous years of experience in the investment banking, finance and real estate industries and deep understanding of the housing market.

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CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee, Finance Committee, Governance and Nominating Committee, Related-Party Matters Committee and Risk Committee. These documents are available in the Corporate Governance section of our website, www.ir.pennymacfinancial.com, and copies will be provided free of charge to any stockholder who sends a written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361.

Independence of Our Directors

The NYSE rules require that at least a majority of our directors be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our directors has or had with us and our management.

As a result of this review, our Board, based upon the fact that none of our non-management directors have any material relationships with us other than as directors and holders of our common stock, affirmatively determined that seven of our directors are independent directors under NYSE rules. Our independent directors are Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji and Wiedman and Ms. Youssouf.

Board of Directors Leadership Structure and Independent Lead Director

On December 13, 2016, we announced that Mr. Spector would succeed Mr. Kurland as our Chief Executive Officer, effective as of January 1, 2017, and that Mr. Kurland would serve in a new capacity as our Executive Chairman. As Executive Chairman, Mr. Kurland is charged with leading our strategy, organizational development and governance and representing our Company with business partners, investors and other key external stakeholders, with a focus on advising and helping guide members of our senior management team in their respective areas of responsibility. Our Board believes that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Executive Chairman and Chief Executive Officer bring company-specific experience and expertise. As our former chief executive officer, we believe Mr. Kurland is well situated to serve as Executive Chairman because we believe he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the director most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that this leadership structure, which separates the Executive Chairman and Chief Executive Officer roles, is appropriate at this time in light of our evolving business and operating environment, our need to facilitate the efficient information flow between senior management and our Board, our desire to provide guidance to senior management, and our continued focus on promoting strategy development and execution, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the re-appointment of an influential independent lead director with a strong voice. The Independent lead director works with our Executive Chairman and other directors to provide informed, independent oversight of our management and affairs. Among other things, the independent lead director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Executive Chairman and the independent directors, and chairs an executive session of the independent directors at each regularly scheduled Board meeting. Our Board has re-appointed Mr. Hunt as independent lead director for a three (3) year term that expires in February 2020.

Together, our Executive Chairman and the independent lead director provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

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The Role of the Board in Risk Oversight

Our Board and each of its committees, and in particular, the Risk Committee, have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management. For example, the Risk Committee oversees our Company’s enterprise risk management function and focuses on credit risk, mortgage compliance risk and operational risk. The Audit Committee focuses on risks associated with internal controls and securities, financial and accounting compliance, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources. The Governance and Nominating Committee focuses on risks associated with proper board governance, including the independence of our directors and the assessment of the performance and effectiveness of each member and Committee of our Board. The Related-Party Matters Committee focuses on risks arising out of potential conflicts of interest between us or any of our subsidiaries, on the one hand, and (i) PMT, (ii) PNMAC Mortgage Opportunity Fund Investors, LLC and two investment funds registered under the Investment Company Act of 1940, PNMAC Mortgage Opportunity Fund, LLC and PNMAC Mortgage Opportunity Fund, L.P., as well as an affiliate of the registered funds, or collectively, the Investment Funds, and (iii) any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, available on our website at www.ir.pennymacfinancial.com, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and directors, as well as to the employees of PNMAC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at www.ir.pennymacfinancial.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company.

Corporate Sustainability

We strive to encourage and support principles of corporate sustainability in our operations, thereby promoting the long-term success of our organization for the benefit of our stockholders and customers and improving the environment in which we live. Although we have not yet established a formal corporate sustainability program, we hold ourselves accountable for managing our social, environmental, and economic impact through a number of initiatives. We seek to operate our buildings in an environmentally sustainable manner by investing in sustainable products and services and focusing on energy efficiency and conservative water consumption practices. We also seek to recruit, develop and promote an exceptional workforce that represents diverse backgrounds and varied experiences, and we have partnered with a third party to establish a comprehensive, fully integrated wellness program. We believe that every small effort is a step in the right direction, and we are confident that our corporate sustainability initiatives have made and will continue to make a positive impact both in and beyond our business.

Committee Charters

Our Audit Committee, Compensation Committee, Finance Committee, Governance and Nominating Committee, Related-Party Matters Committee and Risk Committee have also adopted written charters that govern their conduct, each of which is available on our website at www.ir.pennymacfinancial.com.

Committees of the Board of Directors

Audit Committee

Our Board has established an Audit Committee, which is comprised of three directors, Messrs. Kinsella and Nanji and Ms. Youssouf. Mr. Kinsella chairs the Audit Committee, and he serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE. The Audit Committee assists our Board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

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•	our internal control function;

•	our compliance with related legal and regulatory requirements;

•	the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that Messrs. Kinsella and Nanji and Ms. Youssouf are independent under the applicable rules of the NYSE and SEC. The activities of the Audit Committee are described in greater detail below under the caption “Report of the Audit Committee.”

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three directors, Messrs. Botein, Hunt and Nanji. Mr. Botein chairs the Compensation Committee, the principal functions of which are to:

•	evaluate the performance of our Chief Executive Officer and other executive officers;

•	adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•	review and recommend to the Board compensation plans, policies and programs;

•	prepare the compensation committee report on executive compensation to be included in the Company’s annual proxy statement;

•	review and discuss the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement;

•	recommend to the Board the compensation for our independent directors; and

•	administer the issuance of any securities under the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan.

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Our Board has determined that Messrs. Botein, Hunt and Nanji are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee

Our Board has established a Finance Committee, which is comprised of Messrs. Botein, Hunt and Nanji. Mr. Nanji chairs the Finance Committee, the principal function of which is to oversee the financial objectives, policies, procedures and activities of our Company, including a review of our Company’s capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•	review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

•	review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

•	review our short- and long-term investment strategy, investment policies and the performance of our investments;

•	monitor our capital budget; and

•	review our policies and procedures on derivatives transactions.

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Our Board has determined that Messrs. Botein, Hunt and Nanji are independent under the applicable rules of the NYSE and SEC.

Governance and Nominating Committee

Our Board has established a Governance and Nominating Committee, which is comprised of three directors, Messrs. Hunt, Mazzella and Wiedman. Mr. Hunt chairs the Governance and Nominating Committee, which is responsible for:

•	seeking, considering and recommending to the full Board qualified candidates for election as directors and then recommending nominees for election as directors at the annual meeting of stockholders;

•	recommending to the Board individuals qualified to be appointed as the Company’s executive officers;

•	periodically preparing and submitting to our Board for adoption the Governance and Nominating Committee’s selection criteria for director nominees;

•	reviewing and making recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

•	annually recommending to our Board nominees for each of its committees; and

•	annually facilitating the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board.

The Governance and Nominating Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Governance and Nominating Committee periodically reviews with our Board the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Final approval of director candidates is determined by the full Board, and invitations to join our Board are extended by our Executive Chairman on behalf of the entire Board.

The Governance and Nominating Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and real estate investment trust sectors and the global markets. The Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Governance and Nominating Committee believe that it is essential that our directors represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of director attributes. The Governance and Nominating Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

Pursuant to separate stockholder agreements with BlackRock Mortgage Ventures, LLC, or BMV, and HC Partners LLC, or HCP, each of BMV and HCP has the right to nominate one or two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of Class A and Class B common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. BMV has elected to nominate two individuals, Matthew Botein and Mark Wiedman, for election to our Board. HCP has elected to nominate one individual, Joseph Mazzella, for election to our Board. Although HCP has chosen not to exercise its right to nominate a second director at this time, it reserves the right to do so in any and all future elections of directors as provided in the HCP stockholder agreement.

The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Governance and Nominating Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Governance and Nominating Committee through current members of our Board, professional search firms or other persons. The Governance and Nominating Committee also will consider recommendations for nominees properly submitted by our stockholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Governance and Nominating Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting.

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Our Board has determined that Messrs. Hunt, Mazzella and Wiedman are independent under the applicable rules of the NYSE and SEC.

Related-Party Matters Committee

Our Board has established a Related-Party Matters Committee, which is comprised of Messrs. Kinsella, Mazzella and Wiedman and Ms. Youssouf. Mr. Mazzella chairs the Related-Party Matters Committee, the principal functions of which are to:

•	establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between our Company and any of our subsidiaries, on the one hand, and PMT, the Investment Funds and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand;

•	establish policies and procedures related to the identification of any other transactions in which certain related parties, including our directors, executive officers and their family members, have a direct or indirect interest;

•	oversee and administer all such policies; and

•	review and, if necessary, approve and/or make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, flow servicing agreement, mortgage banking services agreement, MSR recapture agreement and master spread acquisition and MSR servicing agreements with PMT, and any amendments of or extensions to such agreements.

Our Board has determined that Messrs. Kinsella, Mazzella and Wiedman and Ms. Youssouf are independent under the applicable rules of the NYSE and SEC.

Risk Committee

In September 2016, our Board established the Risk Committee, which is comprised of Messrs. Kinsella, Mazzella and Wiedman and Ms. Youssouf. Mr. Wiedman chairs the Risk Committee, the principal function of which is to assist our Board in fulfilling its oversight responsibilities relating to: (i) our Company’s aggregate risk profile; (ii) specific risks expressly delegated to the Risk Committee, including credit risk, mortgage compliance risk, and operational risk; and (iii) management’s approach for assessing, monitoring and controlling such aggregate and specific risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

•	reviewing, discussing and overseeing management’s establishment and operation of the Company’s enterprise risk management (and any significant changes thereto);

•	reviewing annually a schedule of all identified risks facing the Company and the alignment of such risks with the Company’s management committees and board committees;

•	reviewing annually our enterprise risk management policy;

•	reviewing and overseeing credit risk, mortgage compliance risk, and operational risk, including the establishment and operation of policies and procedures and remediation for any deficiencies with respect to such specific risks; and

•	directing management to evaluate the effectiveness of our risk management.

Our Board has determined that Messrs. Kinsella, Mazzella and Wiedman and Ms. Youssouf are independent under the applicable rules of the NYSE and SEC.

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Communications with our Board of Directors

Our stockholders and other interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual directors (including our independent lead director or the independent/non-management directors as a group) by mailing those communications to:

[Specified Addressee]
c/o PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361

Email: PFSI_IR@pnmac.com
Attention: Investor Relations

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board, may not be forwarded.

Attendance by Members of our Board of Directors at the 2016 Annual Meeting of Stockholders

We expect each member of the Board to attend our annual meetings of stockholders except for absences due to causes beyond the reasonable control of the director. Eight members of our Board attended the 2016 annual meeting of stockholders.

Board of Directors and Committee Meetings

During Fiscal 2016, our Board held five meetings. During such period, the Audit Committee held nine meetings, the Compensation Committee held five meetings, the Finance Committee held four meetings, the Governance and Nominating Committee held four meetings, the Related-Party Matters Committee held four meetings and the newly established Risk Committee held one meeting. All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each director attended at least 75% of the aggregate number of meetings held in Fiscal 2016 by our Board and each committee on which such director served.

Meetings of Non-Management and Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent directors meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent directors, are presided over by the independent lead director, Mr. Hunt. During Fiscal 2016, our non-management directors, all of whom are independent, held four meetings in executive session.

Board Evaluations and Refreshment

As described in our Corporate Governance Guidelines, it is our general policy that no director having attained the age of 75 years shall be nominated for re-election or re-appointment to the Board, although the Board may waive this policy in individual cases. In addition, as described above, the Governance and Nominating Committee annually facilitates the assessment of the performance of individual committees and our Board as a whole.

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OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers as of January 1, 2017:

Name	Age	Position Held with the Company
Stanford L. Kurland	64	Director, Executive Chairman
David A. Spector	54	Director, President and Chief Executive Officer
Steve Bailey	55	Senior Managing Director and Chief Mortgage Operations Officer
Andrew S. Chang	39	Senior Managing Director and Chief Financial Officer
Vandad Fartaj	42	Senior Managing Director and Chief Capital Markets Officer
Jeffrey P. Grogin	56	Senior Managing Director and Chief Administrative and Legal Officer and Assistant Secretary
Doug Jones	60	Senior Managing Director and Chief Mortgage Banking Officer
Anne D. McCallion	62	Senior Managing Director and Chief Enterprise Operations Officer
Daniel S. Perotti	36	Senior Managing Director and Deputy Chief Financial Officer
David M. Walker	61	Senior Managing Director and Chief Risk Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Directors.” Certain biographical information for the other executive officers is set forth below.

Steve Bailey. Mr. Bailey has been our Senior Managing Director and Chief Mortgage Operations Officer since February 2016. Prior thereto, he served as our chief operations officer from March 2015 to February 2016, as our chief mortgage operations officer from May 2013 to March 2015, and as our chief servicing officer from February 2013 to February 2016. Mr. Bailey also has served in a variety of similar executive positions at PNMAC since March 2011. Mr. Bailey is responsible for directing our information technology and loan servicing operations, including the implementation of the methods and programs directed at improving the value of acquired loans, as well as setting and managing performance goals for all aspects of the servicing and loan administration functions. Prior to joining PNMAC, Mr. Bailey served in a variety of executive and leadership positions within Countrywide (and Bank of America Corporation, as its successor) from May 1985 until February 2010. Mr. Bailey is a seasoned mortgage executive with deep experience in loan servicing and administration.

Andrew S. Chang. Mr. Chang has been our Senior Managing Director and Chief Financial Officer since January 2017. Prior thereto, he served as our senior managing director and chief business development officer from February 2016 through December 2016 and as our chief business development officer from February 2013 to February 2016. Mr. Chang also has served in a variety of similar executive positions at PNMAC since May 2008. Mr. Chang is responsible for overseeing our financial management, reporting and controls and tax management, as well as our corporate development, portfolio acquisitions and investor relations activities, including communications with stockholders and the government-sponsored entities and other mortgage agencies. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was employed at BlackRock and was a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Senior Managing Director and Chief Capital Markets Officer since February 2016. Prior thereto, he served as our chief capital markets officer from February 2013 to February 2016. Mr. Fartaj also has served in a variety of similar executive positions at PNMAC since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including the development and execution of investment strategies, secondary marketing and hedging activities. In addition, Mr. Fartaj is responsible for developing and managing relationships with Wall Street banks, government-sponsored enterprises, and institutional investors. Prior to joining PNMAC, from November 1999 to April 2008, Mr. Fartaj was employed in a variety of positions at Countrywide Securities Corporation, including managing the strategy and execution of the whole loan conduit. Mr. Fartaj is an experienced mortgage banking executive with substantial experience in capital markets, mortgage-related investments, and interest rate and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Senior Managing Director and Chief Administrative and Legal Officer and Assistant Secretary since February 2016. Prior thereto, he served as our chief administrative and legal officer and assistant secretary from March 2015 to February 2016 and as our chief administrative and legal officer and secretary from February 2013 to March 2015. Mr. Grogin also has served in a variety of similar executive positions at PNMAC since January 2008. Mr. Grogin is responsible for a variety of legal, human resources and corporate administration activities. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

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Doug Jones. Mr. Jones has been our Senior Managing Director and Chief Mortgage Banking Officer since January 2017 and the president of PLS since March 2017. Prior thereto, he served as our senior managing director and chief institutional mortgage banking officer from February 2016 through December 2016, as our chief institutional mortgage banking officer from March 2015 to February 2016, and as our chief correspondent lending officer from February 2013 to March 2015. Mr. Jones also has served in a variety of similar executive positions at PNMAC since March 2012. Mr. Jones is responsible for all business activities relating to our information technology, loan production and loan servicing operations. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

Anne D. McCallion. Ms. McCallion has been our Senior Managing Director and Chief Enterprise Operations Officer since January 2017. Prior thereto, she served as our senior managing director and chief financial officer from February 2016 through December 2016 and as our chief financial officer from January 2013 to February 2016. Ms. McCallion also has served in a variety of similar executive positions at PNMAC since May 2009. Ms. McCallion is responsible for overseeing our enterprise operations function and has management responsibility for legal, human resources and corporate administration. Prior to joining PNMAC, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. Ms. McCallion is a seasoned executive with considerable experience in the financial and operational aspects of the mortgage banking business.

Daniel S. Perotti. Mr. Perotti has been our Senior Managing Director and Deputy Chief Financial Officer since January 2017. Prior thereto, he served as our senior managing director and chief asset and liability management officer from February 2016 through December 2016 and as our chief asset and liability management officer from November 2013 to February 2016. Mr. Perotti also has served in a variety of similar executive positions at PNMAC since June 2008. Mr. Perotti is responsible for oversight of all accounting operations, the balance sheets, analysis of realized and projected financial performance, and valuation of investment assets for us and the entities we manage. Prior to joining PNMAC in June 2008, Mr. Perotti was a vice president at BlackRock and served as the head of the quantitative research team within its BlackRock Solutions business. Mr. Perotti has substantial experience in asset and liability management, financial analysis and valuation of assets.

David M. Walker. Mr. Walker has been our Senior Managing Director and Chief Risk Officer since February 2016. Prior thereto, he served as our chief risk officer from July 2015 to February 2016, as chief credit and enterprise risk officer from May 2013 to July 2015, and as our chief credit officer from February 2013 to May 2013. Mr. Walker also has served in a variety of similar executive positions at PNMAC since January 2008. Mr. Walker is responsible for enterprise risk management, credit risk management, mortgage compliance management, strategic planning and internal audit. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide Bank, N.A., including chief credit officer and chief lending officer. From October 1992 to June 2002, Mr. Walker served in a variety of executive positions at Countrywide, including executive vice president of secondary marketing and managing director and chief credit officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Class A common stock by (1) each person known to us to beneficially own more than 5% of the outstanding shares of Class A common stock, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group.

Beneficial ownership reflected in the table below is based on 22,917,545 shares of Class A common stock outstanding as of the record date, and, with respect to any individual, includes the total shares of Class A common stock beneficially owned by such individual and his or her personal planning vehicles. Beneficial ownership is determined with respect to each stockholder in accordance with the rules of the SEC by assuming that such stockholder (and no other stockholder) has exchanged all of its or his Class A Units of PNMAC for an equivalent number of shares of our Class A common stock.

Except as otherwise indicated below, the address for each person or entity listed in the table is c/o PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361.

	Class A Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percent	% of Total Voting Power and Total Economic Interest in PNMAC (2)
5% Stockholders

HC Partners LLC (3) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	20,169,732	46.81%	26.43%

BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10022	16,073,278	43.82%	21.06%

T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, Maryland 21202	3,537,310	15.43%	4.63%

Entities affiliated with Richard Mashaal (6) 540 Madison Avenue, 32nd Floor New York, New York 10022	2,056,984	8.98%	2.69%

Entities affiliated with Leon G. Cooperman (7) 7118 Melrose Castle Lane Boca Raton, Florida 33496	1,719,916	7.50%	2.25%

The Vanguard Group (8) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,438,871	6.28%	1.89%

LMM LLC (9) One South Street, Suite 2550 Baltimore, Maryland 21202	1,429,050	6.24%	1.87%

Kurland Family Investments, LLC (10)	8,314,990	26.62%	10.89%

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	Class A Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percent	% of Total Voting Power and Total Economic Interest in PNMAC (2)
Directors and Named Executive Officers

Stanford L. Kurland (11)	9,137,301	28.51%	11.90%

Anne D. McCallion (12)	795,523	3.35%	1.04%

David A. Spector (13)	1,903,273	7.67%	2.49%

Doug Jones (14)	843,170	3.55%	1.10%

Vandad Fartaj (15)	924,657	3.88%	1.21%

Matthew Botein (16)	930,760	3.90%	1.22%

James K. Hunt	39,526	*	*

Patrick Kinsella	7,607	*	*

Joseph Mazzella (17)	767,558	3.24%	1.01%

Farhad Nanji (18)	166,791	*	*

Mark Wiedman (19)	66,764	*	*

Emily Youssouf	9,493	*	*

Directors and executive officers as a group (17 persons)	19,231,824	45.64%	24.82%

——————

*	Represents less than 1.0%.

(1)	Subject to the terms of the exchange agreement, Class A Units of PNMAC not held by us are exchangeable at any time and from time to time for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by PennyMac Financial Services, Inc. The number of shares of Class A common stock listed in this table as being beneficially owned as a result of Class A Units of PNMAC held by any entity or individual assumes an exchange of such Class A Units for shares of Class A common stock on a one-for-one basis. As of the record date, a total of 53,409,080 Class A Units were exchangeable for shares of Class A common stock.

(2)	Represents the percentage of voting power of the Class A common stock and Class B common stock of PennyMac Financial Services, Inc. voting together as a single class. Each holder of Class A Units of PNMAC other than us also holds one share of our Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to our stockholders that is equal to the aggregate number of Class A Units of PNMAC held by such holder. As a holder exchanges Class A Units of PNMAC for shares of our Class A common stock pursuant to the exchange agreement, the voting power afforded to the holder by its share of Class B common stock will be automatically and correspondingly reduced. Total economic interest in PNMAC is calculated as the percentage of all outstanding Class A Units of PNMAC beneficially held by the stockholder, directly or indirectly through PennyMac Financial Services, Inc., assuming that each share of Class A common stock held is equivalent to one Class A Unit of PNMAC.

(3)	Consists entirely of 20,169,732 Class A Units of PNMAC exchangeable for shares of Class A common stock.

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(4)	Consists entirely of 512,631 shares of Class A common stock acquired in its role as an investment adviser for certain client accounts, 1,800,000 shares of Class A Common Stock received by BlackRock Mortgage Ventures, LLC upon exchange of its Class A Units of PNMAC on December 13, 2013, and 13,760,647 Class A Units of PNMAC exchangeable by BlackRock Mortgage Ventures, LLC for shares of Class A common stock. BlackRock Mortgage Ventures, LLC is indirectly wholly-owned by BlackRock, Inc. BlackRock, Inc. controls the voting and investment power with respect to the securities held by BlackRock Mortgage Ventures, LLC and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity. This information is as reported in the Schedule 13D filed on February 28, 2014 by BlackRock, Inc.

(5)	As reported in Amendment No. 4 to Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc., or T. Rowe Price. In the Schedule 13G amendment, T. Rowe Price disclosed that it has the sole voting power over 441,979 shares of Class A common stock and sole dispositive power over 3,537,310 shares of Class A common stock as of December 31, 2016.

(6)	As reported in Amendment No. 4 to Schedule 13G jointly filed with the SEC on February 13, 2017 by Senvest Management, LLC, or Senvest, and Richard Mashaal, or Mr. Mashaal. In the Schedule 13G amendment, Senvest disclosed that it has shared voting and dispositive power over 2,056,984 shares of Class A common stock, and Mr. Mashaal has shared voting and dispositive power over 2,056,984 shares of Class A common stock as of December 31, 2016. The shares are held in the accounts of Senvest Master Fund, LP and Senvest Global (KY), LP, or the Investment Vehicles. Senvest serves as investment manager of the Investment Vehicles and Mr. Mashaal is the managing member of Senvest.

(7)	As reported in the Amendment No. 2 to Schedule 13G filed on February 14, 2017 by Leon G. Cooperman. Consists of 100,000 shares of Class A common stock owned by Mr. Cooperman, 658,400 shares of Class A common stock owned by Omega Capital Partners, L.P., or Capital LP, 180,268 shares of Class A common stock owned by Omega Capital Investors, L.P., or Investors LP, 306,200 shares of Class A common stock owned by Omega Equity Investors, L.P., or Equity LP, 442,348 shares of Class A common stock owned by Omega Overseas Partners, Ltd., or Overseas, and 32,700 shares of Class A common stock held in managed accounts over which Leon Cooperman has investment discretion. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C., or Associates. Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Associates is the general partner of Capital LP, Investors LP, and Equity LP. These entities are private investment firms engaged in the purchase and sale of securities for investment for their own accounts. Mr. Cooperman is the president and majority stockholder of Omega Advisors, Inc., or Advisors, which serves as the investment manager to Overseas. Mr. Cooperman has investment discretion over portfolio investments of Overseas. Advisors also serves as a discretionary investment advisor to a limited number of institutional clients. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, and Advisors.

(8)	As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group, or Vanguard. In the Schedule 13G amendment, Vanguard disclosed that it has the sole voting power over 17,413 shares of Class A common stock, sole dispositive power over 1,421,458 shares of Class A common stock, and shared dispositive power over 17,413 shares of Class A common stock as of December 31, 2016.

(9)	As reported in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2017 by LLM LLC, or LLM. In the Schedule 13G amendment, LLM disclosed that it has the sole voting and dispositive power over 1,429,050 shares of Class A common stock as of December 31, 2016.

(10)	Consists entirely of 8,314,990 Class A Units of PNMAC exchangeable for shares of Class A common stock. Stanford L. Kurland, as the sole manager of Kurland Family Investments, LLC, controls the voting and investment power with respect to the securities held by that entity and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity.

(11)	Includes 8,599,338 Class A Units of PNMAC exchangeable for shares of Class A common stock, including 8,314,990 Class A Units of PNMAC owned by Kurland Family Investments, LLC.

(12)	Includes 716,120 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(13)	Includes 1,699,729 Class A Units of PNMAC exchangeable for shares of Class A common stock, including 465,604 Class A Units of PNMAC owned by ST Family Investment Company LLC.

(14)	Includes 757,767 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(15)	Includes 845,254 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(16)	Includes 918,552 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(17)	Includes 331,052 Class A Units of PNMAC exchangeable for shares of Class A common stock. Does not include 407,031 Class A Units of PNMAC owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity and, therefore, would not be deemed to be the beneficial owner of the Class A Units of PNMAC held by that entity.

(18)	Includes 122,109 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(19)	Includes 54,556 Class A Units of PNMAC exchangeable for shares of Class A common stock.

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COMPENSATION OF DIRECTORS

Non-Management Director Compensation

The following table summarizes the annual retainer fees paid to our non-management directors during Fiscal 2016:

Base Annual Retainer, all non-management directors	$75,000	(1)
Base Annual Retainer, independent lead director	$20,000
Base Annual Retainer, all non-management committee members:
Audit Committee	$7,750
Compensation Committee	$7,750
Finance Committee	$7,750
Governance and Nominating Committee	$5,750
Related-Party Matters Committee	$5,750
Risk Committee	$7,750
Additional Annual Retainer, all committee chairs:
Audit Committee	$10,750
Compensation Committee	$10,750
Finance Committee	$10,750
Governance and Nominating Committee	$7,750
Related-Party Matters Committee	$7,750
Risk Committee	$10,750

____________

(1) Increased effective April 1, 2016 from $65,000 to $75,000.

In addition, our directors are eligible to receive certain types of equity-based awards under our 2013 Equity Incentive Plan. During Fiscal 2016, each of Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji and Wiedman and Ms. Youssouf received a grant of 7,712 time-based restricted stock units, or RSUs, which vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, March 7, 2016, subject to continued service through each vesting date.

Each independent director newly elected or appointed to our Board is entitled to receive an annual equity grant of approximately $87,000 in RSUs. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us. During Fiscal 2016, each director received an annual equity grant of approximately $87,000. Effective January 1, 2017, each independent director currently serving on or newly elected or appointed to our Board will be entitled to receive an annual equity grant of approximately $97,000.

Policy Regarding Receipt of Shares in Lieu of Cash Director Fees. During 2014, the Board adopted a policy whereby non-management director fees may be paid in cash or common stock at the election of each non-management director. The number of shares of common stock delivered in lieu of any cash payment of director fees shall be equivalent in value to the amount of forgone director fees divided by the market value (as defined in the 2013 Equity Incentive Plan) of the common stock on the last market trading day preceding the day on which the director fees otherwise would have been paid in cash to the non-management director, rounded down to the nearest whole share. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Change of Control. Upon a change of control (as defined in our 2013 Equity Incentive Plan), all outstanding equity awards granted to non-management directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate.

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Non-Management Director Stock Ownership Guidelines. Non-management directors are subject to stock ownership guidelines whereby each such director is expected to hold common stock with a market value equal to at least 3 times his or her base annual retainer. Non-management directors are expected to meet the ownership guidelines within five years from the date of appointment or election to Board. Each non-management director who has been a member of our Board for five years or more is in compliance with the Company’s stock ownership guidelines. The Governance and Nominating Committee will annually review each director’s progress towards meeting the stock ownership guidelines.

2016 Director Compensation Table

The table below summarizes the compensation earned by each non-management director who served on our Board for Fiscal 2016.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Matthew Botein	98,750	87,000	185,750
James K. Hunt	–	208,500	208,500
Patrick Kinsella	99,333	87,000	186,333
Joseph Mazzella	–	181,333	181,333
Farhad Nanji	–	193,500	193,500
Mark Wiedman	90,167	87,000	177,167
Emily Youssouf	88,583	87,000	175,583

——————

(1)	Mr. Kurland, our Executive Chairman, and Mr. Spector, a director and our President and Chief Executive Officer, are not included in this table as they are officers of our Company and thus receive no additional compensation for their services as directors. Messrs. Kurland and Spector received compensation as officers of our Company for Fiscal 2016 as shown in the “2016 Summary Compensation Table.”

(2)	Reflects fees earned by the director in Fiscal 2016, whether or not paid in such year. During Fiscal 2016, each of Messrs. Hunt, Mazzella and Nanji elected to receive his director fees in shares of common stock in lieu of cash.

(3)	Reflects the grant date fair value, as determined in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or ASC 718, of RSUs granted to Messrs. Botein, Hunt, Kinsella, Nanji, Mazzella and Wiedman and Ms. Youssouf on March 7, 2016. For more information on the assumptions used in our estimates of value, please refer to Note 22—Stock-based Compensation in our Annual Report on Form 10-K filed on March 9, 2017. As of December 31, 2016, each of our directors held an aggregate number of RSUs in the following amounts: Messrs. Botein, Hunt, Mazzella, Nanji and Wiedman and Ms. Youssouf – 12,572 and Mr. Kinsella – 12,501.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and our 2016 Annual Report on Form 10-K.

The Compensation Committee

Matthew Botein, Chairman James K. Hunt Farhad Nanji

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COMPENSATION DISCUSSION AND ANALYSIS

We became a public company in May of 2013 and, since that time, had filed our proxy statements under the scaled reporting rules applicable to emerging growth companies. As of December 31, 2016, we are no longer an emerging growth company and this year’s Proxy Statement includes additional detail regarding executive compensation that was not included last year, including:

•	An additional year of reporting history, and reporting on compensation for two additional named executive officers, in our Summary Compensation Table;

•	Additional compensation disclosure tables for “2016 Grants of Plan-Based Awards,” “2016 Option Exercises and Stock Vested,” and “Potential Payments upon Termination of Employment or Change in Control” which are included in this section;

•	An advisory vote on executive compensation which is included as Proposal III in this Proxy Statement; and

•	An advisory vote on the frequency on which we will hold our “say on pay” vote, which is included as Proposal IV in this Proxy Statement.

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This discussion should be read together with the compensation tables and related disclosures set forth below. Our named executive officers, consisting of our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executives during Fiscal 2016, were: 1

•	Stanford L. Kurland, Chairman of the Board of Directors and Chief Executive Officer;

•	Anne D. McCallion, Senior Managing Director and Chief Financial Officer;

•	David A. Spector, Director and President and Chief Operating Officer;

•	Doug Jones, Senior Managing Director and Chief Institutional Mortgage Banking Officer; and

•	Vandad Fartaj, Senior Managing Director and Chief Capital Markets Officer.

This compensation discussion and analysis is presented as follows:

•	Executive Summary

•	Executive Compensation Objectives and Philosophy

•	Executive Compensation Decision Making Process

•	Elements of Our Executive Compensation Program

•	Compensation Decisions Made in Fiscal 2016

•	Stock Ownership Guidelines

•	Employment and Change-in-Control Arrangements with Named Executive Officers

__________

1 Effective January 1, 2017, Mr. Kurland assumed the position of Executive Chairman of the Board of Directors, Ms. McCallion assumed the position of Senior Managing Director and Chief Enterprise Operations Officer, Mr. Spector assumed the position of President and Chief Executive Officer, and Mr. Jones assumed the position of Senior Managing Director and Chief Mortgage Banking Officer.

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Executive Summary

Our Executive Compensation Program

The goals of our executive compensation program are to:

•	Create a pay-for-performance culture that rewards executives for high Company and individual performance;

•	Align the interests of our executives with those of our stockholders;

•	Facilitate the attraction, motivation and retention of highly talented executive leaders who will be crucial to our long-term success and ultimate sustainability; and

•	Encourage our executives to focus on the achievement of our annual and long-term business goals.

How We Pay Our Named Executive Officers

In order to achieve these objectives, the executive compensation program for our named executive officers consists of the following primary elements:

•	Annual Base Salary;

•	Annual Performance-Based Cash Bonuses; and

•	Long-Term Equity Awards.

Our named executive officers also participate in our broad-based retirement and benefit programs and receive certain perquisites.

Pay-for-Performance Philosophy and Total Versus Realized Pay

Consistent with our pay-for-performance philosophy, a significant portion of our named executive officers’ 2016 compensation consisted of variable performance-based annual and long-term incentives. As an illustration of our commitment to pay for performance, below is our CEO’s total compensation over the last three years as set forth in the Summary Compensation Table of this Proxy Statement and our past annual proxy statements, compared to the total amount of compensation actually realized by our CEO for each year.

Year	Salary ($)	Bonus ($)	Total Cash ($)	All Other Compensation ($)	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity ($)(1)	Total Realized Value of Long-Term Equity Incentive Opportunity ($)(2)	Total Grant Date Compensation ($)	Total Realized Compensation ($)
2016	1,000,000	5,250,000	6,250,000	142,509	2,726,193	–	9,118,702	6,396,776
2015	953,370	4,250,000	5,203,370	127,435	4,741,526	–	10,072,331	5,330,805
2014	950,000	3,250,000	4,200,000	123,498	3,486,598	–	7,810,096	4,323,498

——————

(1)	This amount includes the grant date fair value, as determined in accordance with ASC 718, of performance-based RSUs awarded on March 7, 2016, March 3, 2015 and February 26, 2014 in the amounts of 174,153, 193,835 and 153,108, respectively. The performance-based RSUs included in this column are reported at target payout levels.

(2)	As of December 31, 2016, there had been no payout for performance-based RSUs and all exercisable stock options were “underwater.”

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Note: Total Realized Compensation is not a substitute for Total Compensation. Total Compensation is as set forth in the Summary Compensation Table in this and prior Proxy Statements. Total Realized Compensation includes long-term incentive awards (e.g., nonstatutory stock options and performance-based RSUs), only to the extent they were “realized,” i.e., to the extent they were exercised or vested during the years described. During Fiscal 2016, there was no payout for performance-based RSUs and all exercisable stock options were “underwater.”

Executive Compensation Objectives and Philosophy

The overall objectives of our executive compensation program are to attract, motivate, reward and retain high-quality talent. We believe that in order to achieve these objectives, our compensation and benefits programs must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. The various components of our executive compensation program are designed to create a pay-for-performance culture that rewards executives for high Company and individual performance, align the interests of our executives with those of our stockholders, facilitate the attraction, motivation and retention of highly talented executive leaders, and encourage our executives to focus on the achievement of our annual and long-term business goals.

Our Compensation Committee aims to position the total compensation of our named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

Executive Compensation Decision Making Process

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board, Messrs. Botein, Hunt and Nanji, none of whom serve as our executive officers. Each of Messrs. Botein, Hunt and Nanji qualifies as an “independent director” under the rules of the NYSE. Each of Messrs. Hunt and Nanji qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and serves as a member of a subcommittee of the Compensation Committee that was formed to approve the grant of awards to certain individuals for purposes of Section 162(m) of the Code. See the section entitled “CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES — Committees of the Board of Directors — Compensation Committee.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, Mr. Kurland provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to Mr. Kurland’s evaluation of the other named executive officers because of his direct knowledge of each such officer’s performance and contributions.

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The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. During Fiscal 2016, the Compensation Committee utilized Mercer (US) Inc., or Mercer, as its outside independent compensation consultant for this purpose. The Compensation Committee requested Mercer’s advice and counsel on various matters relating to executive and director compensation, including the following:

•	Conducting a review of the competitive market data (including base salary, annual incentive targets and long-term incentive targets) for our named executive officers

•	Assessing our executive compensation peer group and recommending changes as necessary

•	Assessing compensation levels within our peer group for named executive officers and other executive officers

•	Assessing pay-for-performance alignment as compared to our peer group

•	Reviewing historical financial performance for peer group companies under metrics used in our long-term incentive plan

•	Providing market research on various issues as requested by our Company

•	Preparing materials for and participating in Compensation Committee meetings, as requested

•	Reviewing the Compensation Discussion and Analysis section of this Proxy Statement and other compensation-related disclosures, as requested

•	Consulting with our Company regarding compensation strategy, internal communications related to equity compensation and compensation best practices

•	Assisting in compensation plan designs and modifications, as requested

Mercer did not provide any other services to us in Fiscal 2016. During Fiscal 2016, the Compensation Committee also retained Mercer as its outside independent compensation consultant to provide advice and counsel regarding executive and director compensation to be paid in the fiscal year ending December 31, 2017.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. The Compensation Committee has reviewed whether the work provided by Mercer raises any conflicts of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by Mercer; (2) what percentage of Mercer’s total revenue is made up of fees from us; (3) policies or procedures of Mercer that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Mercer or the individual consultants involved in the engagement. Based on its review of these factors and representations of Mercer, the Compensation Committee does not believe that Mercer has a conflict of interest with respect to the work performed for us or the Compensation Committee.

The Use of Peer Group and Competitive Market Data. Our management and the Compensation Committee review competitive market data to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication, as provided by Mercer. Proxy data was gathered from proxy statements and other publicly filed documents. Survey data was gathered from the 2016 US Mercer Benchmark Database, which contains compensation data from over 3,000 participating organizations in the United States, Towers Watson Data Services Management Survey Reports, and McLagan’s Mortgage Banking survey reports. When our peer group was initially established in 2013, we selected companies with revenues and market values that were aspirational for our long-term goals. During the fiscal year ended December 31, 2015, or Fiscal 2015, the Compensation Committee asked Mercer to undertake a comprehensive review of our then current peer group. Mercer reviewed other public companies similar in industry, size, structure, scope and sophistication. Mercer and the Compensation Committee also took into consideration our dual class stock structure and the fact that a substantial portion of the equity interests of certain stockholders are evidenced solely by such stockholder’s ownership of Class A units of PNMAC which significantly constrains the amount of our shares of Class A common stock that is publicly traded. See the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” As a result of the review in Fiscal 2015, we made a number of changes to our peer group.

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We did not make any further changes to our peer group during Fiscal 2016. Accordingly, our peer group used for evaluating Fiscal 2016 compensation decisions consisted of the following companies:

•        American Capital, Ltd

•        Black Knight Financial Services

•        CoreLogic, Inc.

•        Flagstar Bancorp, Inc.

•        iStar Financial Inc.

•        Ladder Capital Corp

•        MGIC Investment Corp

•        Nationstar Mortgage Holdings Inc.

•        Ocwen Financial Corporation

•        PHH Corporation

•        Radian Group Inc.

•        Redwood Trust, Inc.

•        OneMain Holdings, Inc.

•        Stewart Information Services

•        Walker & Dunlop Inc.

•        Walter Investment Management Corp.

The Compensation Committee believes that this peer group reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations. Together with its independent compensation consultant, the Compensation Committee intends to review this peer group periodically to ensure that it remains the appropriate comparable group.

Governance and Other Considerations. The Compensation Committee, along with our Executive Chairman and Managing Director, Human Resources, continually assess our compensation programs and policies to evaluate whether they remain aligned with our efforts to create a pay-for-performance culture, align the interests of our named executive officers with our stockholders, balance risk and reward, and execute strong governance practices. The following actions and best practices are intended to provide for continued adherence to these principles:

What We Do		What We Don’t Do
✓	Utilize the services of Mercer, which is engaged directly by the Committee as an outside independent compensation consultant to advise on executive compensation matters.	✗	Permit our executives to engage in speculative and short-term trading of our securities.
✓	Consult with our outside independent compensation consultant to reaffirm our determination that our compensation programs are not designed to encourage excessive risk taking.	✗	Permit hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.
✓	Engage in careful consideration of stockholder feedback regarding compensation.	✗	Entitle our executives to automatic base salary increases.
✓	Engage in active stockholder discussions regarding compensation and governance related issues.	✗	Maintain a supplemental executive retirement plan (SERP) for named executive officers.
✓	Ensure that our long-term equity incentive awards are significantly weighted toward performance-based equity vehicles	✗	Provide for excise tax gross-ups of perquisites.
✓	Impose share ownership guidelines on our directors and executive officers to ensure that their interests are aligned with those of our stockholders.	✗	Provide for guaranteed minimum levels of total compensation in our employment agreements.
✓	Annually review and select a representative and relevant peer group that is reflective of our competitors in the industry.	✗	Provide our executives with excessive perquisites.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our Company’s business. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

Our Compensation Committee believes that its compensation policies and practices for all employees of PNMAC, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by executives and employees.

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In that regard, the Compensation Committee requested assistance from Mercer in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking, which include, but are not limited to, the following:

•	Our compensation mix is balanced among fixed components such as salary and benefits, variable components such as annual performance-based cash bonuses, and long-term equity awards including performance-based RSUs and stock options

•	Our named executive officers are subject to stock ownership guidelines that require a certain minimum level of stock ownership

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers

•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations

Elements of our Executive Compensation Program

Our executive compensation program consists of three primary elements: annual base salary, annual performance-based cash bonuses and long-term equity awards. The table below provides a snapshot of those primary elements and describes why each element is provided.

Compensation Element	Characteristics	Performance Based?	Primary Purpose
Annual Base Salary	Fixed compensation	No

• Provides a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and reasonable pay levels

• Compensates executives for expected day-to-day individual performance

• Supports attraction and retention of talented executives

Annual Performance-Based Cash Bonuses	Variable compensation opportunity contingent on achievement of corporate financial, operational goals and individual performance	Yes

• Aligns executive compensation with annual performance

• Provides reasonable short-term incentive opportunity for achieving financial, operational and strategic objectives

• Supports attraction and retention of talented executives

Long-Term Equity Awards (nonstatutory stock options and performance-based RSUs)	Variable compensation opportunity contingent on measurable and objective performance criteria established at the beginning of the measurement period, stock price performance and individual performance	Yes

• Creates incentives for performance

• Provides reasonable long-term incentive opportunity for achieving financial, operational and strategic objectives

• Further aligns our executives’ long-term interests with those of our stockholders

• Recognizes executive’s individual performance and future contributions

• Supports attraction and retention of talented executives

• Provides a direct correlation of realized pay to operating and stock price performance

• Provides a total compensation opportunity with payouts varying based on our operating, financial and stock price performance

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Our named executive officers also receive other benefits, which may include health, dental and vision insurance; vacation, holidays and sick days; life, accidental death and dismemberment and long-term disability insurance; 401(k) plan matching; and gross-ups related to payment of self-employment tax liabilities. In addition, certain of our named executive officers receive minimal perquisites including an automobile allowance, payment for tax advice and financial counseling, and use of corporate aircraft.

We tailor our executive compensation program each year to provide what we consider to be a proper balance of these basic elements. In recent years, the executive compensation program has been weighted toward long-term equity awards and performance-based cash bonuses, rather than toward annual base salaries, in order to ensure that a significant portion of compensation is tied to company and stock performance and to maximize retention. We are in the process of designing future awards for our executive officers, including our named executive officers, and are committed to ensuring that our executive compensation program remains generally consistent with market practices and focused on long-term performance.

A summary of the performance-based annual bonus and grant date fair value of the long-term incentives as a percentage of total compensation for Mr. Kurland and the other named executive officers during Fiscal 2016 is as follows.

Compensation Decisions Made in Fiscal 2016

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of our peer group, various survey sources including the Mercer Benchmark Database, and, in the case of the named executive officers other than Mr. Kurland, CEO recommendations and assessments of the performance of the individual named executive officers. The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our named executive officers.

In connection with the annual compensation review in February 2016, the Compensation Committee approved the following increases to the annual base salaries of our named executive officers:

Name	2015 Annual Base Salary	2016 Annual Base Salary	Percentage Change
Stanford L. Kurland	$950,000	$1,000,000	5.3%
Anne D. McCallion	$325,000	$325,000	0%
David A. Spector	$500,000	$550,000	10.0%
Doug Jones	$325,000	$325,000	0%
Vandad Fartaj	$325,000	$325,000	0%

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The annual base salary for Mr. Kurland increased by 5.3% and ranked just slightly below the median percentile of annual base salaries paid for comparable positions at peer companies. Mr. Spector’s annual base salary was increased by 10% and ranked between the median and 75th percentile of annual base salaries paid for comparable positions at peer companies. The Compensation Committee believed that these annual base salaries were appropriate given the competitive market for their services, as well as their individual performances and strong leadership skills.

Annual Performance-Based Cash Incentives

We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value. Although not reflected in our stock price, our financial results confirm that we had a strong 2016 fiscal year, driven by continued revenue growth in each of our reporting segments – loan production, loan servicing and investment management. Summarized below are key highlights(1) of our financial performance for Fiscal 2016:

•	Pretax income was $383.1 million, up 37 percent from Fiscal 2015 and our highest level on record.

•	Total net revenue was $931.9 million, up 31 percent from Fiscal 2015.

•	Loan production totaled $69.7 billion in unpaid principal balance, or UPB, an increase of 44 percent from Fiscal 2015.

•	Servicing portfolio reached $194.2 billion in UPB at December 31, 2016, up 21 percent from the prior quarter end, driven by organic additions from loan production.

——————

(1)	For complete information regarding our Fiscal 2016 performance, stockholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 9, 2017 and is being made available to stockholders with this Proxy Statement as a part of our 2016 Annual Report to Stockholders.

These achievements highlight the strength of our business model and continued growth momentum in our industry. We remain dedicated to building a solid and competitive operational foundation that drives stockholder value and the compensation decisions made by our Compensation Committee during Fiscal 2016 reflect that commitment.

Accordingly, during Fiscal 2016, our named executive officers received annual performance-based cash incentives. These annual performance-based cash incentive amounts were based on an assessment of a number of factors, including our Company’s performance, individual performance and execution of our strategic initiatives. Based on such assessment, the CEO made a recommendation to the Compensation Committee regarding annual performance-based cash incentive amounts for Ms. McCallion and Messrs. Spector, Jones and Fartaj. The Compensation Committee then reviewed and approved management’s recommendation regarding annual performance-based cash incentive amounts.

The table below summarizes the annual performance-based cash bonuses earned during Fiscal 2016:

Name	Bonus
Stanford L. Kurland	$5,250,000
Anne D. McCallion	$1,150,000
David A. Spector	$3,750,000
Doug Jones	$2,000,000
Vandad Fartaj	$1,200,000

Annual Long-Term Equity Awards

In determining the equity awards granted in Fiscal 2016, the Compensation Committee considered, among other factors, the recommendations of management and various reports that Mercer provided. The Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2016 grants; (iii) the value of share grants to our named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by the named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; and (vi) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

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Non-Statutory Stock Options.

During Fiscal 2016, our named executive officers were awarded non-statutory stock options. The stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the award agreement or the provisions of our 2013 Equity Incentive Plan), and each stock option will have a term of ten years from the date of grant. Additionally, the stock options expire (1) immediately upon termination of the holder’s employment or other association with us for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability, and (3) three months after the holder’s employment or other association is terminated for any other reason.

Performance-Based Restricted Stock Units.

During Fiscal 2016, our named executive officers also were awarded performance-based RSUs. The performance-based RSU award agreement provides for the award of performance-based RSUs to obtain, upon the vesting of each RSU, a variable number of shares of our Class A common stock. The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period.

Return on equity, or ROE, was the sole measure of Company performance for the performance-based RSUs granted during Fiscal 2016. Vesting of the target award amount is tied to the achievement of certain ROE metrics during the performance period, with 80% of the target amount earned if the threshold performance level is met, 100% of the target amount earned if the target performance level is met and 130% of the target amount earned if the highest performance level is met. The payout that is determined based on the ROE component is then multiplied by a factor of 0% to 100% for named executive officers based on an individual effectiveness rating ranging from unsatisfactory to outstanding. Holders of performance-based RSUs do not have any voting rights or dividend rights with respect to those units.

A summary of the performance-based RSUs granted to our named executive officers during Fiscal 2016 is provided below:

Performance -Based Restricted Stock Units	Performance Component	Performance Target	% of Targeted Award
	1. PNMAC ROE (1)	22.5% - Cumulative Annualized ROE	100%
	2. Individual Effectiveness (2)	5 - Outstanding	% Multiplier

(1) Calculated by dividing GAAP pre-tax income by average stockholders’ equity for the period, as reported by the company.

(2) Based on individual overall achievement of goals over the three-year performance period. The range of the multiplier is 0% to 100%.

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The table below summarizes the grant date fair value of the annual long-term equity awards made on March 7, 2016:

Name	Grant Date Fair Value of Stock Options	Number of Stock Options	Grant Date Fair Value of Performance- Based RSUs	Number of Performance- Based RSUs	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity
Stanford L. Kurland	$761,748	188,086	$1,964,445	174,153	$2,726,193
Anne D. McCallion	$112,472	27,771	$290,053	25,714	$402,525
David A. Spector	$288,202	71,161	$743,239	65,890	$1,031,441
Doug Jones	$112,472	27,771	$290,053	25,714	$402,525
Vandad Fartaj	$112,472	27,771	$290,053	25,714	$402,525

Each of the stock options has an exercise price of $11.28 and a Black-Scholes Value of $4.05 at the date of grant. Each of the performance-based RSUs has a grant date fair value of $11.28, which is based on projections of the underlying performance of such performance-based RSUs.

Stock Ownership Guidelines

Our stock ownership guidelines, which are approved by our Compensation Committee, are intended to further the objective of aligning the interests of our executives with those of our stockholders. The stock ownership guidelines provide that our NEOs and other executive officers should accumulate a minimum number of shares equal in value to a multiple of their base salary over a specified time frame.

In March 2017, the Compensation Committee approved the following executive officer stock ownership guidelines (as a multiple of base salary):

Executive Officer Title	Stock Ownership
Executive Chairman	5x
President and Chief Executive Officer	5x
Other Executive Officers	3x

For purposes of the guidelines, stock ownership includes common stock owned directly, in-the-money value of exercisable stock options, PNMAC Class A units and unvested time-based RSUs. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the stock ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of stock ownership within five years of becoming subject to such guidelines. The Compensation Committee will annually review each executive officer’s progress towards meeting the stock ownership guidelines. Each of our executive officers is presently in compliance with the Company’s stock ownership guidelines.

Employment and Change-in-Control Arrangements with Named Executive Officers

Employment Agreements. On April 5, 2017, we entered into an amendment to that certain employment agreement, dated as of December 8, 2015, by and among us, PNMAC and Mr. Kurland, pursuant to which he will serve as our Executive Chairman. On that same date, we entered into an amendment to that certain employment agreement, dated as of December 8, 2015, by and among us, PNMAC and Mr. Spector, pursuant to which he will serve as our President and Chief Executive Officer and the President and Chief Executive Officer of PNMAC and will continue to serve as a member of our Board. Each employment agreement is set to expire on December 31, 2018, unless earlier terminated in accordance with the provisions set forth in each such agreement. The terms of the employment agreements, as amended, are described below.

The employment agreements, each of which has a three year term, provide Mr. Kurland with an annual base salary of $1,000,000 and Mr. Spector with an annual base salary of $750,000, in each case, increased annually at a rate determined by our Board and Compensation Committee. Mr. Kurland and Mr. Spector are also entitled to receive both cash and equity incentive compensation each year during the term of the employment agreements, awarded at levels determined by our Board and Compensation Committee. No other executives have employment agreements.

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All equity awards are granted pursuant to our 2013 Equity Incentive Plan and are subject to vesting requirements as specified in the relevant award agreement. Pursuant to the employment agreements, any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us other than for cause (as defined in the employment agreement), a termination by the executive for good reason (as defined in the employment agreement), or the expiration of the term of the employment agreement before any new agreement is reached. All nonstatutory stock options granted pursuant to our 2013 Equity Incentive Plan are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

The agreements also provide for the accrual of twenty days of paid time off at the executive’s regular base pay rate during each year of the term, medical benefits, reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000, an automobile allowance of $1,500 per month, reimbursement of reasonable business expenses, payment for expenses related to self-employment tax liabilities, and participation in such other benefits programs as are provided to our executives generally.

Each of these employment agreements provides for compensation and obligations in the event of certain terminations of employment. Upon a termination due to death or disability, a termination by us without cause, or a termination by the executive for good reason, in addition to any other amounts required by law to be paid to him, the executive would be entitled to the pro rata portion of any bonus earned but unpaid for the year during which the agreement is terminated, and we will generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive severance payments equal to his base salary for a period of 6 months following such termination.

Upon the expiration of the term of the employment agreement or either upon a termination by us other than for cause or a termination by the executive for good reason, the executive will also serve as a consultant to us for an eighteen-month period commencing on the termination date and provide consultation to the designated successor (or successors), other senior executives and the Board. During the consulting period, the executive will receive in monthly installments, payments equal to one-twelfth of the executive’s median annual base salary and one-twelfth of the executive’s median annual incentive compensation, as calculated based on the executive’s annual base salary and target incentive compensation for the year in which the termination date occurs and his annual base salary and actual incentive compensation for the two preceding years. During the consulting period, the executive is precluded from engaging in services for a business that competes with ours. Each employment agreement also provides that for 18 months following a termination of employment, the executive will not, directly or indirectly, solicit or induce any employees, consultants, independent contractors, agents or representatives of our Company, or those of our affiliates, to discontinue employment or engagement with us or our affiliates, or otherwise interfere with those relationships.

For purposes of the employment agreement, the executive will have “good reason” if PNMAC (1) materially breaches the employment agreement; (2) requires Mr. Kurland to report to anyone other than our Board or requires Mr. Spector to report to anyone other than the Executive Chairman of our Company or our Board; (3) requires that the executive be based anywhere more than fifty (50) miles from the office where he is located as of effective date of the employment agreement; (4) takes any other action which results in a material diminution or adverse change in the executive’s status, title, position, compensation, or responsibilities as of the effective date, other than an insubstantial action not taken in bad faith and remedied promptly after receipt of notice by the executive; or (5) fails to indemnify and advance all expenses to the executive in response to a proper request for indemnity and advancement). In addition, Mr. Kurland will have “good reason” to terminate his employment agreement at his option at any time on or after June 11, 2017, subject to certain notice provisions set forth in the employment agreement.

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Potential Payments Upon Termination or Change in Control. Pursuant to our 2013 Equity Incentive Plan and subject to any contrary provisions in any applicable award agreement, upon the occurrence of a change of control:

•	all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•	if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquiror or succeeding entity or one of its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Committee.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of our Company immediately prior to the transaction; (2) any person or group of persons, excluding us and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of our Company, unless pursuant to a tender or exchange offer that our Board recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of our Board such that a majority of our directors ceases to be composed of individuals who either (i) have been directors continuously since the beginning of that period, or (ii) have been elected or nominated for election as members of our Board during such period by at least a majority of the remaining members of our Board who have been directors continuously since the beginning of that period; or (4) a majority of the members of our Board vote in favor of a decision that a change of control has occurred.

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COMPENSATION TABLES

2016 Summary Compensation Table

The following “2016 Summary Compensation Table” presents compensation earned by our principal executive officer, our principal financial officer and our next three most highly compensated persons serving as executive officers as of the end of Fiscal 2016. We refer to these executive officers as our “named executive officers.”

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Stanford L. Kurland	2016	1,000,000	5,250,000	1,964,445	761,748	142,509	9,118,702
Chairman and Chief	2015	953,370	4,250,000	3,395,989	1,345,537	127,435	10,072,331
Executive Officer	2014	950,000	3,250,000	1,921,505	1,565,093	123,498	7,810,096

Anne D. McCallion Senior Managing Director and Chief Financial Officer	2016	325,000	1,150,000	290,053	112,472	276,859	2,154,384

David A. Spector	2016	550,000	3,750,000	743,239	288,202	114,518	5,445,959
President and	2015	503,370	3,000,000	1,284,987	509,130	110,806	5,408,293
Chief Operating Officer	2014	500,000	2,200,000	726,984	592,145	100,520	4,119,649

Doug Jones	2016	325,000	2,000,000	290,053	112,472	252,140	2,979,665
Senior Managing Director	2015	325,000	1,500,000	500,984	198,496	359,058	2,883,538
and Chief Institutional	2014	325,000	1,000,000	283,705	231,089	358,234	2,198,028
Mortgage Banking Officer

Vandad Fartaj Senior Managing Director and Chief Capital Markets Officer	2016	325,000	1,200,000	290,053	112,472	266,748	2,194,273

——————

(1)	Ms. McCallion and Mr. Fartaj were not named executive officers during Fiscal 2015 and the fiscal year ended December 31, 2014, or Fiscal 2014. Effective January 1, 2017, Mr. Kurland assumed the position of Executive Chairman of the Board of Directors, Ms. McCallion assumed the position of Senior Managing Director and Chief Enterprise Operations Officer, Mr. Spector assumed the position of President and Chief Executive Officer, and Mr. Jones assumed the position of Senior Managing Director and Chief Mortgage Banking Officer.

(2)	The amounts in this column represent the total amount of bonus earned by the named executive officers for Fiscal 2016, Fiscal 2015 and Fiscal 2014, whether or not paid in such years.

(3)	The amounts shown in this column in respect of 2016, 2015 and 2014 represent the grant date fair value, as determined in accordance with ASC 718, of the performance-based RSUs awarded on March 7, 2016, March 3, 2015 and February 26, 2014 in the amounts of 174,153, 193,835 and 153,108 for Mr. Kurland, 65,890, 73,344 and 57,927 for Mr. Spector, and 25,714, 28,595 and 22,606 for Mr. Jones, respectively, and awarded on March 7, 2016 in the amount of 25,714 for Ms. McCallion and 25,714 for Mr. Fartaj, pursuant to our 2013 Equity Incentive Plan. See “—2015 Outstanding Equity Awards at Fiscal Year-End” below. The value of the performance-based RSUs awarded on March 7, 2016, March 3, 2015 and February 26, 2014, assuming that the highest level of performance conditions will be achieved, is $2,553,780, $4,075,187 and $3,518,422 for Mr. Kurland, $966,211, $1,541,984 and $1,331,162 for Mr. Spector, and $377,070, $601,181 and $519,486 for Mr. Jones, respectively, and the value of the performance-based RSUs awarded on March 7, 2016, assuming that the highest level of performance conditions will be achieved, is $377,070 for Ms. McCallion and $377,070 for Mr. Fartaj.

(4)	The amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on March 7, 2016, March 3, 2015 and February 26, 2014 in the amounts of 188,086, 161,529 and 191,098 for Mr. Kurland, 71,161, 61,120 and 72,301 for Mr. Spector, and 27,771, 23,829 and 28,216 for Mr. Jones, respectively, and awarded on March 7, 2016 in the amount of 27,771 for Ms. McCallion and 27,771 for Mr. Fartaj, pursuant to our 2013 Equity Incentive Plan. See “—2016 Outstanding Equity Awards at Fiscal Year-End” below.

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(5)	All Other Compensation for all five named executive officers consists of insurance premiums and gross-up payments for the payment of self-employment tax liabilities by each named executive officer. We paid gross-up payments to the named executive officers in the following amounts: $83,488 for Mr. Kurland, $25,472 for Ms. McCallion, $58,838 for Mr. Spector, $33,809 for Mr. Jones and $25,472 for Mr. Fartaj during Fiscal 2016; $68,247 for Mr. Kurland, $46,497 for Mr. Spector and $26,559 for Mr. Jones during Fiscal 2015; and $60,904 for Mr. Kurland, $41,329 for Mr. Spector and $23,929 for Mr. Jones during Fiscal 2014. PNMAC paid insurance premiums on behalf of the named executive officers in the following amounts: $11,565 for Mr. Kurland, $2,144 for Ms. McCallion, $15,222 for Mr. Spector, $15,573 for Mr. Jones and $15,744 for Mr. Fartaj during Fiscal 2016; $13,197 for Mr. Kurland, $17,992 for Mr. Spector and $9,199 for Mr. Jones during Fiscal 2015; and $15,813 for Mr. Kurland, $18,485 for Mr. Spector and $9,885 for Mr. Jones during Fiscal 2014. PNMAC paid an automobile allowance to the named executive officers in the following amounts: $18,000 for Mr. Kurland and $18,000 for Mr. Spector during Fiscal 2016; $18,000 for Mr. Kurland and $18,000 for Mr. Spector during Fiscal 2015; and $18,000 for Mr. Kurland and $18,000 for Mr. Spector during Fiscal 2014. PNMAC made payments related to company paid spousal travel in the amounts of $4,456 for Mr. Kurland, $2,595 for Ms. McCallion and $3,453 for Mr. Spector during Fiscal 2016, and $4,282 for Mr. Kurland and $3,318 for Mr. Spector during Fiscal 2015. We provided reimbursement for expenses related to tax advice and financial counseling to the named executive officers in the following amounts: $25,000 for Mr. Kurland, $19,005 for Mr. Spector and $14,000 for Mr. Fartaj during Fiscal 2016; $23,710 for Mr. Kurland and $25,000 for Mr. Spector during Fiscal 2015; and $25,000 for Mr. Kurland and $19,550 for Mr. Spector during Fiscal 2014.

With respect to Ms. McCallion, All Other Compensation also includes a $10,600 contribution paid by PNMAC to her 401(k) plan, $900 for mobile phone expenses, and $235,148 in restricted share units awarded by PMT to Ms. McCallion for Fiscal 2016, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Jones, All Other Compensation also includes a $10,800 contribution paid by PNMAC to his 401(k) plan (a portion of which includes missed matching contributions for Fiscal 2015), $900 for mobile phone expenses, and $191,057 in restricted share units awarded by PMT to Mr. Jones for Fiscal 2016; a $10,400 contribution paid by PNMAC to his 401(k) plan, $900 for mobile phone expenses, and $311,988 in time-based restricted share units awarded by PMT to Mr. Jones for Fiscal 2015; and a $10,400 matching contribution paid by PNMAC to his 401(k) plan, $375 for mobile phone expenses, and $313,645 in time-based restricted share units awarded by PMT to Mr. Jones in Fiscal 2014, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Fartaj, All Other Compensation also includes a $19,575 contribution paid by PNMAC to his 401(k) plan (a portion of which includes missed matching contributions for Fiscal 2015), $900 for mobile phone expenses, and $191,057 in restricted share units awarded by PMT to Mr. Fartaj for Fiscal 2016, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

In addition, restricted share units were awarded by PMT to Mr. Kurland and Mr. Spector during Fiscal 2016, Fiscal 2015 and Fiscal 2014, consistent with its compensation program and philosophy. The restricted share units were granted on February 24, 2016, February 24, 2015 and June 3, 2014, and have grant date fair values, as determined in accordance with ASC 718, of $1,028,252, $1,678,985 and $1,686,105 for Mr. Kurland, and of $704,897, $1,151,000 and $1,155,645 for Mr. Spector, respectively. The restricted share units vest in four equal annual installments beginning on the one-year anniversary of the grant date and entitle each named executive officer to receive dividend equivalents during the vesting period. These grant date fair values are not included in All Other Compensation for Mr. Kurland and Mr. Spector.

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2016 Grants of Plan-Based Awards

The following table provides information about our plan-based awards granted under our 2013 Equity Incentive Plan to our named executive officers in Fiscal 2016:

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Options (#)(2)	Awards ($/sh)	Awards ($)(3)
Stanford L. Kurland
RSUs	03/07/16	139,322	174,153	226,398			1,964,445
Stock Options	03/07/16				188,086	11.28	761,748
Anne D. McCallion
RSUs	03/07/16	20,571	25,714	33,428			290,053
Stock Options	03/07/16				27,771	11.28	112,472
David A. Spector
RSUs	03/07/16	52,712	65,890	85,657			743,239
Stock Options	03/07/16				71,161	11.28	288,202
Doug Jones
RSUs	03/07/16	20,571	25,714	33,428			290,053
Stock Options	03/07/16				27,771	11.28	112,472
Vandad Fartaj
RSUs	03/07/16	20,571	25,714	33,428			290,053
Stock Options	03/07/16				27,771	11.28	112,472

——————

(1)	Represents the potential payout range of performance-based RSUs granted in Fiscal 2016. Awards vest based on the pre-tax ROE of PNMAC for fiscal years 2016-2018. The combined maximum payout under the performance goals is 130% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted RSUs will become vested. In addition to the performance conditions, the named executive officers must satisfy a service condition in order for the award to vest.

(2)	One-third (1/3) of the nonstatutory stock options will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(3)	Represents the grant date fair value, as determined in accordance with ASC 718, of performance-based RSUs and nonstatutory stock options awarded during Fiscal 2016.

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2016 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2016:

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
Stanford L. Kurland	03/07/2016	–	188,086	11.28	03/06/2026	174,153 (3)	2,899,647
	03/03/2015	53,843	107,686	17.52	03/02/2025	193,835 (4)	3,227,353
	02/26/2014	127,398	63,700	17.26	02/25/2024	153,108 (5)	2,549,248
	06/13/2013	107,656	–	21.03	06/12/2023	–	–

Anne D. McCallion	03/07/2016	–	27,771	11.28	03/06/2026	25,714 (3)	428,138
	03/03/2015	7,943	15,886	17.52	03/02/2025	28,595 (4)	476,107
	02/26/2014	18,810	9,406	17.26	02/25/2024	22,606 (5)	376,390
	06/13/2013	15,882	–	21.03	06/12/2023		–

David A. Spector	03/07/2016	–	71,161	11.28	03/06/2026	65,890 (3)	1,097,069
	03/03/2015	20,373	40,747	17.52	03/02/2025	73,344 (4)	1,221,178
	02/26/2014	48,200	24,101	17.26	02/25/2024	57,927 (5)	964,485
	06/13/2013	40,735	–	21.03	06/12/2023	–	–

Doug Jones	03/07/2016	–	27,771	11.28	03/06/2026	25,714 (3)	428,138
	03/03/2015	7,943	15,886	17.52	03/02/2025	28,595 (4)	476,107
	02/26/2014	18,810	9,406	17.26	02/25/2024	22,606 (5)	376,390
	06/13/2013	15,882	–	21.03	06/12/2023	–	–

Vandad Fartaj	03/07/2016	–	27,771	11.28	03/06/2026	25,714 (3)	428,138
	03/03/2015	7,943	15,886	17.52	03/02/2025	28,595 (4)	476,107
	02/26/2014	18,810	9,406	17.26	02/25/2024	22,606 (5)	376,390
	06/13/2013	15,882	–	21.03	06/12/2023	–	–

——————

(1)	One-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(2)	Per share value of stock awards is $16.65 based on the closing price of our Class A common stock on the NYSE on December 30, 2016.

(3)	The indicated number of unearned units consists entirely of the performance-based RSUs with a performance period that ends on December 31, 2018 and is described above under the heading “--Elements of our Executive Compensation Program--Annual Long-Term Equity Awards.” Based on current performance levels, these RSUs are reported at the target payout level.

(4)	The indicated number of unearned units consists entirely of the performance-based RSUs with a performance period that ends on December 31, 2017 and is described above under the heading “--Elements of our Executive Compensation Program--Annual Long-Term Equity Awards.” Based on current performance levels, these RSUs are reported at the target payout level.

(5)	The indicated number of unearned units consists entirely of performance-based RSUs with a three-year performance period that ends on December 31, 2016. Based on current performance levels, these RSUs are reported at the threshold payout level for the total stockholder return performance component of these RSUs and the target level for the earnings per share performance component of these RSUs.

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2016 Option Exercises and Stock Vested

The following table provides information regarding exercises of options to purchase shares of common stock and stock awards (performance-based RSUs) that vested for our named executive officers during Fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stanford L. Kurland	—	—	68,827	1,139,087

Anne D. McCallion	—	—	10,162	168,181

David A. Spector	—	—	26,040	430,962

Doug Jones	—	—	10,162	168,181

Vandad Fartaj	—	—	10,162	168,181

——————

(1)	This award vested on April 3, 2017 and the payout of shares of Class A common stock pursuant to the award was determined based on our total stockholder return (TSR) (50% of the award) and earnings per share (EPS) (50% of the award) for the period of January 1, 2014 through December 31, 2016 as measured against the target performance goals set by the Compensation Committee of the Board when the award was granted in 2014. The payout percentages for the TSR and EPS portions of the award were 0% and 89.9%, respectively.

(2)	Per share value of stock awards is $16.55 based on the closing price of our Class A common stock on the NYSE on April 3, 2017.

Potential Payments Upon Termination of Employment or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the named executive officer’s employment had terminated or a “change in control” had occurred on December 31, 2016. These benefits are in addition to benefits available generally to salaried employees.

Potential Payments Pursuant to Employment Agreements

As described in the “Employment Agreements” in the Compensation Discussion and Analysis section of this proxy statement, two of our named executive officers, Mr. Kurland and Mr. Spector, had employment agreements in place with PNMAC during Fiscal 2016. These employment agreements provide for severance payments, vesting of equity awards, and other benefits in the event the executive’s employment is terminated due to disability or death, terminated for “cause,” terminated “other than for cause,” or terminated for “good reason” by the executive.

Name	Benefit	Disability	Death	Termination For Cause or Voluntary Resignation	Termination Other Than For Cause or For Good Reason
Stanford L. Kurland	Consulting Fees (1)	–	–	–	$7,825,000
	Base Salary	–	$500,000	–	–
	COBRA Benefits Continuation	$28,925	$17,954	–	$17,954
	Cash Incentive-Based Compensation	$5,250,000	$5,250,000	–	$5,250,000
	Accelerated Vesting – Stock Options (2)	$1,010,022	$1,010,022	–	$1,010,022
	Accelerated Vesting – Performance-Based RSUs (3)	$8,676,248	$8,676,248	–	$8,676,248
	Aggregate Payment Amount	$14,965,195	$15,454,224	–	$22,779,224

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Name	Benefit	Disability	Death	Termination For Cause or Voluntary Resignation	Termination Other Than For Cause or For Good Reason
David A. Spector	Consulting Fees (1)	–	–	–	$5,250,000
	Base Salary	–	$275,000	–	–
	COBRA Benefits Continuation	$41,458	$25,733	–	$25,733
	Cash Incentive-Based Compensation	$3,750,000	$3,750,000	–	$3,750,000
	Accelerated Vesting – Stock Options (2)	$382,135	$382,135	–	$382,135
	Accelerated Vesting – Performance-Based RSUs (3)	$3,282,731	$3,282,731	–	$3,282,731
	Aggregate Payment Amount	$7,456,324	$7,715,599	–	$12,690,599

——————

(1) Represents consulting fees payable in monthly installments over an 18-month period.

(2) Represents the vesting in full of all outstanding unvested stock options. Calculated as the difference between the closing price of our Class A common stock on the NYSE on December 30, 2016 and the exercise or strike price of the stock options multiplied by the number of underlying shares of Class A common stock.

(3) Represents the vesting in full of all unvested performance-based RSUs based on the achievement of target level performance. Calculated based on the closing price of our Class A common stock on the NYSE on December 30, 2016 multiplied by the number of underlying shares of Class A common stock.

Potential Payments Pursuant to 2013 Equity Incentive Plan

Pursuant to our 2013 Equity Incentive Plan, all of our named executive officers are also entitled to certain rights upon the occurrence of a “change of control.” Provided below is a summary of such rights:

Name	Benefit	Acceleration Upon a Change of Control
Stanford L. Kurland	Vested Stock Options Spread Value (1)	$1,010,022
	Performance-Based RSU Value (2)	$5,667,366

David A. Spector	Vested Stock Options Spread Value (1)	$382,135
	Performance-Based RSU Value (2)	$2,144,292

Anne D. McCallion	Vested Stock Options Spread Value (1)	$149,130
	Performance-Based RSU Value (2)	$836,507

Doug Jones	Vested Stock Options Spread Value (1)	$149,130
	Performance-Based RSU Value (2)	$836,507

Vandad Fartaj	Vested Stock Options Spread Value (1)	$149,130
	Performance-Based RSU Value (2)	$836,507

——————

(1) Calculated as the difference between the closing price of our Class A common stock on the NYSE on December 30, 2016 and the exercise or strike price of the stock options multiplied by the number of underlying shares of Class A common stock.

(2) Represents the vesting of a pro rata portion of all unvested performance-based RSUs as of December 31, 2016, assuming achievement of target level performance. The pro rata portion is based on the length of time within the performance period which has elapsed prior to December 31, 2016.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our Company’s stock price. There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact.

2016 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2016 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

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401(k) Plan

PNMAC maintains a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, PNMAC makes matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of $10,600 with respect to Fiscal 2016. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three directors, Messrs. Botein, Hunt and Nanji. None of them has ever served as an officer or employee of our Company or any of our affiliates or has any other business relationship or affiliation with our Company, except his or her service as a director. During Fiscal 2016, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a director or a member of our Compensation Committee.

Compensation Risks

The Compensation Committee is responsible for determining if there are any inherent potential risks in our executive compensation program and seeks to structure such programs in a manner that rewards high Company and individual performance but does not incent our executive officers to take risks that are reasonably likely to have a material adverse effect on our Company. In addition to cash compensation that is paid to officers and employees of our subsidiary, PNMAC, we also use long-term incentive compensation in the form of performance-based RSUs and nonstatutory stock options, which we issue under our 2013 Equity Incentive Plan. The performance objectives for the performance-based RSUs are based on our overall performance rather than on only a few discrete performance measurements related to a particular aspect of our business. We believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be provided with less of an incentive to take short-term risk and more of an incentive to grow book value for stockholders over time. Accordingly, we do not believe that our compensation policies and practices would be reasonably likely to have a material adverse effect on our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of our executive officers is also an executive officer of PMT and an officer of one or more of its subsidiaries, and certain of our executive officers are also officers of the Investment Funds. In addition, certain of our executive officers serve on the boards of one or more of these entities and/or hold an ownership interest in PMT or the Investment Funds. We describe below certain related transactions, during and since our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of the directors, executive officers or holders of more than 5% of the membership interests of PNMAC, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

Exchange Agreement

We have entered into an exchange agreement with all of the owners of Class A Units of PNMAC other than us that entitles those owners to exchange their Class A Units of PNMAC for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by us. Those owners are able to exercise their exchange rights at any time. In addition, we can require those owners to exercise their exchange rights (i) in connection with a change of control of our Company or (ii) if no holder of Class A Units of PNMAC (other than us) holds 3% or more of all Class A Units of PNMAC, in each case unless the cash and, in the case of a change of control, marketable securities that they would receive in connection with such exchange (including the after-tax value of amounts received pursuant to the tax receivable agreement and any amounts advanced to them by us, which advanced amounts will be repaid upon the sale of the Class A common stock received in the exchange) would not be sufficient to cover the taxes that those owners would become liable for as a result of such exchange. Even if that cash would not be sufficient to cover their taxes, we can still require those owners to exchange if no holder holds more than 3% of all Class A Units of PNMAC by electing to effect the exchange at 110% of the exchange rate otherwise in effect. We can also require an owner who is an officer or employee to exercise his or her exchange rights, upon the termination of his or her employment. If we have distributed excess cash or property to our stockholders prior to an exchange of Class A Units of PNMAC by an owner pursuant to the exchange agreement, then upon such exchange such owner will also receive, in respect of each share of Class A common stock issued in such exchange, the amount of such excess cash or property that was distributed in each such prior distribution in respect of each share of Class A common stock outstanding at the time of such prior distribution. Excess property consists of any property, other than cash, that was not distributed to us by PNMAC. Excess cash consists of any amount by which the cumulative amount of all cash distributed by us to our stockholders exceeds (i) the cumulative amount of all cash distributed to us by PNMAC, less (ii) the cumulative amount of all cash payments made by us for any purpose other than repaying debt or making distributions to our stockholders, each measured as of the time of the exchange of Class A Units of PNMAC. The exchange agreement provides, however, that voluntary exchanges must be for the lesser of a stated minimum number of Class A Units of PNMAC or all of the vested Class A Units of PNMAC held by such owner. The exchange agreement also provides that an owner will not have the right to exchange Class A Units of PNMAC if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with PNMAC to which the owner may be subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that PNMAC is not treated as a “publicly traded partnership” for United States federal income tax purposes.

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Stockholder Agreements

We have entered into separate stockholder agreements with BlackRock and Highfields which provide that our Board will consist of no more than nine directors as long as those entities and their affiliates hold at least 10% of the voting power of our outstanding shares of capital stock. Those agreements also provide that each of BlackRock and Highfields will have the right to nominate two individuals for election to our Board as long as it, together with its affiliates, holds at least 15% of the voting power of our outstanding shares of capital stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, those agreements provide that each of BlackRock and Highfields, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. Those agreements also provide that neither our certificate of incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to BlackRock, Highfields or their respective affiliates without the consent of BlackRock or Highfields, as applicable, as long as it, together with its affiliates, holds at least 5% of the voting power of our outstanding shares of capital stock.

Registration Rights Agreements

We have entered into a registration rights agreement with BlackRock, Highfields and the other owners of PNMAC other than us pursuant to which BlackRock, Highfields and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC held by them. In October 2013, we filed a registration statement to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC on behalf of BlackRock, Highfields and other selling stockholders. The registration statement was declared effective on October 28, 2013. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. BlackRock and Highfields and certain permitted transferees each have the right to demand that we register their Class A common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any twelve month period. BlackRock and Highfields and certain permitted transferees have the right under the registration rights agreement to require that we register their Class A common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. Each of BlackRock and Highfields and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. BlackRock, Highfields, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

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S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

Tax Receivable Agreement

As described above, the holders of Class A Units of PNMAC other than us may (subject to the terms of the exchange agreement) exchange their Class A Units of PNMAC for shares of our Class A common stock, initially on a one-for-one basis. PNMAC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of Class A Units of PNMAC for shares of Class A common stock occurs, which may result in a special adjustment for PennyMac Financial Services, Inc. with respect to the tax basis of the assets of PNMAC at the time of an exchange of Class A Units of PNMAC, which adjustment affects only us, which we refer to as the “corporate taxpayer.” The subsequent exchanges are expected to result in special increases for the corporate taxpayer in the tax basis of the assets of PNMAC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement with the owners of PNMAC other than us that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of Class A Units of PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PNMAC at the time of each exchange;

•	the price of shares of our Class A common stock at the time of the exchange—the tax basis increase in assets of PNMAC for the corporate taxpayer, as well as any related increase in allocations of tax deductions to the corporate taxpayer, is directly proportional to the price of shares of our Class A common stock at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

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We expect that the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by PNMAC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid taxes. Furthermore, our obligations to make payments under the tax receivable agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the tax receivable agreement. The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC.

In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired Class A Units of PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, as well as our attractiveness as a target for an acquisition.

Decisions made by certain owners of Class A Units of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Payments not made when due under the tax receivable agreement generally would accrue interest at a rate of LIBOR plus 500 basis points. However, in the event that we do not have sufficient cash available to make a payment under the tax receivable agreement when that payment is due, under certain circumstances we may elect to defer that payment for up to two years. Payments that are deferred pursuant to this election would accrue interest at a rate of LIBOR plus 350 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

We are the sole managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to unit holders of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized; such distribution will be made to the unit holders of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its unit holders (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the Class A Units of PNMAC if we, as the sole managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

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The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

The limited liability company agreement of PNMAC generally provides that at any time we issue a share of our Class A common stock or any other equity security, the net proceeds we receive with respect to such share, if any, shall be concurrently transferred to PNMAC and PNMAC will issue to us one Class A Unit with respect to such issuance of Class A common stock (or another equity interest in PNMAC with respect to other equity issuances by us). Conversely, if at any time, any shares of our Class A common stock are redeemed by us for cash, then PNMAC will redeem from us the same number of Class A Units of PNMAC (subject to any change in the initial exchange rate provided for in the exchange agreement) at the same price.

Other than us, in our capacity as managing member, holders of the Class A Units of PNMAC will have no voting rights with respect to PNMAC, except that (i) the managing member shall not create additional classes of units or securities for issuance to any party other than us, and (ii) the managing member and PNMAC shall take no action or enter into any agreement that would limit the ability of PNMAC to make tax distributions or the ability of the managing member to make payments under the tax receivable agreement, provided that the managing member and PNMAC may enter into credit, financing or warehousing or similar agreements that limit or prohibit the making of tax distributions or payments under the tax receivable agreement if there is a default or event of default or if such distributions could result in a default or event of default thereunder, in each case without the consent of each of BlackRock and Highfields, as long as it, together with its affiliates, holds any Class A Units of PNMAC.

Also, as long as BlackRock or Highfields, together with its affiliates, holds at least 3% of the number of Class A Units of PNMAC that were outstanding immediately following the initial public offering of our Class A common stock and the related purchase of Class A Units of PNMAC by us with the proceeds of that offering, PNMAC may not, without the consent of that holder, make any dilutive issuance (generally any issuance of units to us other than an issuance of Class A Units of PNMAC to us in connection with the issuance by us of an equivalent number of shares of Class A common stock as described above) of any units other than Class A Units of PNMAC to us. Further, as long as BlackRock or Highfields, together with its affiliates, holds any Class A Units of PNMAC, PNMAC may not, without the consent of that holder, make any dilutive issuance of any units to us if such issuance, together with all other such issuances made during the 365 day period ending on the date of such issuance, would cause the percentage of Class A Units of PNMAC (together with all other common equity securities of PNMAC) held by all members of PNMAC other than us to decrease by more than 0.5% during that period (ignoring, for the purposes of this calculation, units purchased by those members pursuant to the following sentence). Concurrently with each dilutive issuance, each member of PNMAC other than us will have the right to purchase, at the same price and on the same terms on which we are purchasing units in that dilutive issuance, up to the number of the same type of units as would be necessary for that member to beneficially own the same percentage of all such units outstanding immediately after the dilutive issuance as that member beneficially owned immediately prior to the dilutive issuance.

Holders of Class A Units of PNMAC also have consent rights for amendments to the limited liability company agreement of PNMAC that materially and adversely affect the rights or duties of a holder on a discriminatory and non-pro rata basis. In addition, so long as either BlackRock or Highfields continues to own, together with its affiliates, a number of Class A Units of PNMAC representing more than 10% of the Class A Units of PNMAC outstanding immediately after the initial public offering of our Class A common stock, its consent will be required for any amendment to the limited liability company agreement of PNMAC. The consent of BlackRock and Highfields and any other member to whom BlackRock or Highfields has transferred Class A units in compliance with the limited liability company agreement of PNMAC will also be required to any amendment that (i) reduces such holder’s tax distributions, (ii) limits such holder’s ability to exercise its rights under the exchange agreement, (iii) requires such holder to make a capital contribution, (iv) increases such holder’s obligations or permits the appointment of a new managing member other than a successor to PennyMac Financial Services, Inc. permitted under the limited liability company agreement of PNMAC, (v) reduces or eliminates fiduciary duties of the managing member or officers, (vi) restricts or eliminates permitted transfers of Class A Units of PNMAC, (vii) reduces or eliminates indemnification or exculpation provisions, or (viii) changes certain provisions regarding the issuance of units by PNMAC or shares by us. In addition, the consent of BlackRock and Highfields will be required to convert the legal form of PNMAC, a limited liability company, into a corporation, or treat it as other than a partnership for United States federal income tax purposes.

Management Agreements

Our subsidiary, PCM, enters into investment management agreements with investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to management agreements with PMT and the Investment Funds.

These management agreements require us to oversee the business affairs of PMT and the Investment Funds in conformity with the investment policies that are approved and monitored by such client’s board or management. We are responsible for the client’s day-to-day management and perform such services and activities related to the client’s assets and operations as may be appropriate.

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PMT Management Agreement

We externally manage and advise PMT pursuant to a management agreement, or the PMT Management Agreement, which was amended and restated effective September 12, 2016. The PMT Management Agreement requires us to oversee PMT’s business affairs in conformity with the investment policies that are approved and monitored by its board of trustees. We are responsible for PMT’s day-to-day management and will perform such services and activities related to its assets and operations as may be appropriate.

Pursuant to the PMT Management Agreement, we collect a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The PMT Management Agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” PMT’s “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of its equity securities since its inception (weighted for the time outstanding during the measurement period); plus its retained earnings at the end of the quarter; less any amount that PMT pays for repurchases of its common shares (weighted for the time held during the measurement period); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges as agreed between PMT and us.

Pursuant to the terms of the PMT Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on PMT’s “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined as agreed between PMT and us. For this purpose, “equity” is the weighted average of the issue price per common share of all of PMT’s public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under PMT’s equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for us to earn a performance incentive fee is adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid to us in cash or in PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

We are entitled to reimbursement of our organizational and operating expenses, including third-party expenses, incurred on PMT’s behalf, it being understood that we and our affiliates shall allocate a portion of our personnel’s time to provide certain legal, tax and investor relations services for our direct benefit and for which we shall be reimbursed $120,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by us or our affiliates.

In addition, PMT is required to pay its and its subsidiaries’ pro rata portion of our and our affiliates’ rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses required for PMT’s and its subsidiaries’ operations. These expenses will be allocated based on the ratio of PMT’s and its subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by us as calculated at each fiscal quarter end.

We may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the PMT Management Agreement without cause, (2) our termination of the PMT Management Agreement upon a default by PMT in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our termination of the agreement after the termination by PMT without cause (excluding a non-renewal) of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by us during the 24-month period immediately preceding the date of termination.

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PMT may terminate the PMT Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches of the PMT Management Agreement by us, upon a change in control of us (defined to include a 50% change in our shareholding in a single transaction or related series of transactions or Mr. Stanford L. Kurland’s failure to continue as our chief executive officer to the extent we have not retained his suitable replacement (in PMT’s discretion) within six months thereof) or upon our termination of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement without cause. On December 13, 2016, we announced that Mr. David A. Spector would succeed Mr. Kurland as our Chief Executive Officer, effective as of January 1, 2017, and that Mr. Kurland would continue to serve in a new capacity as our Executive Chairman. PMT has determined that Mr. Spector, who previously served as its Executive Managing Director, President and Chief Operating Officer, is a suitable replacement for Mr. Kurland. Accordingly, on December 13, 2016, PMT also announced changes to the roles of Mr. Spector and Mr. Kurland, electing Mr. Spector as its President and Chief Executive Officer and Mr. Kurland as its Executive Chairman, effective as of January 1, 2017.

The PMT Management Agreement also provides that, prior to the undertaking by us or our affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which we or our affiliates will earn a management, advisory, consulting or similar fee, we shall present to PMT such new opportunity and the material terms on which we propose to provide services to PMT before pursuing such opportunity with third parties.

We earned approximately $20.7 million in base management fees and $0 in performance incentive fees in Fiscal 2016 in connection with work performed under the PMT Management Agreement.

Investment Funds Management Agreements

We have investment management agreements with the Investment Funds pursuant to which we receive management fees consisting of base management fees and carried interest. The management fees are based on the lesser of the Investment Funds’ net asset values or aggregate capital contributions. The base management fees accrue at annual rates ranging from 1.5% to 2.0% of the applicable amounts on which they are based.

The Carried Interest that we recognize from the Investment Funds is determined by the Investment Funds’ performance and our contractual rights to share in the Investment Funds’ returns in excess of the preferred returns, if any, accruing to the Investment Funds’ investors. We recognize Carried Interest as a participation in the profits in the Investment Funds after the investors in the Investment Funds have achieved a preferred return as defined in the fund agreements. After the investors have achieved the preferred returns specified in the respective fund agreements, a “catch up” return accrues to us until we receive a specified percentage of the preferred return. Thereafter, we participate in future returns in excess of the preferred return at the rates specified in the fund agreements.

The amount of the Carried Interest that we receive depends on the Investment Funds’ future performance. As a result, the amount of Carried Interest recorded by us at period end is subject to adjustment based on future results of the Investment Funds and may be reduced as a result of subsequent performance. However, we are not required to pay guaranteed returns to the Investment Funds and the amount of Carried Interest will only be reversed to the extent of amounts previously recognized.

The Investment Funds will continue in existence through December 31, 2017, subject to two one-year extensions at our discretion, in accordance with the terms of the limited liability company and limited partnership agreements that govern the Investment Funds.

Servicing Agreements

Through our subsidiary, PLS, we enter into servicing agreements with investment companies or funds that invest in residential mortgage loans pursuant to which we provide servicing for our clients’ portfolio of residential mortgage loans. Presently, PLS is party to servicing agreements with PMT and the Investment Funds.

The loan servicing to be provided by us under the servicing agreements includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. We may also engage in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate acquired upon settlement of loans, or REOs.

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PMT Servicing Agreement

We and PMT have entered into a loan servicing agreement, or the PMT Servicing Agreement, which was amended and restated effective September 12, 2016 and pursuant to which we provide servicing for PMT’s portfolio of residential mortgage loans and subservicing for its portfolio of mortgage servicing rights, or MSRs. The term of the PMT Servicing Agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $100 per month for loans where the borrower has declared bankruptcy. The base servicing fee rate for REO is $75 per month. To the extent that PMT rents its REO under its REO rental program, we collect an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to our cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if we provide property management services directly. We are also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third-party vendor fees.

We are also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events.  These fees range from 0.50% for a streamline modification to 1.50% for a liquidation and $500 for a deed-in-lieu of foreclosure.  We are not entitled to earn more than one liquidation fee, re-performance fee or modification fee per loan in any 18-month period.

The base servicing fee rates for non-distressed mortgage loans we subservice on PMT’s behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans we subservice on PMT’s behalf are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, we are entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the loan or $75 per month if the underlying mortgaged property becomes REO. We are also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

In addition, because PMT has limited employees and infrastructure, we are required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, we receive a supplemental servicing fee of $25 per month for each distressed whole loan.

Except as otherwise provided in the MSR recapture agreement, when we effect a refinancing of a loan on PMT’s behalf and not through a third-party lender and the resulting loan is readily saleable, or we originate a loan to facilitate the disposition of the real estate acquired by PMT in settlement of a loan, we are entitled to receive from PMT market-based fees and compensation consistent with pricing and terms we offer unaffiliated third parties on a retail basis.

PMT currently participates in the Home Affordable Modification Program, or HAMP (or other similar mortgage loan modification programs). HAMP establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including mortgage loan servicers, for achieving modifications and successfully remaining in the program. The PMT Servicing Agreement entitles us to retain any incentive payments made to us and to which we are entitled under HAMP; provided, however, that with respect to any such incentive payments paid to us in connection with a mortgage loan modification for which PMT previously paid us a modification fee, we are required to reimburse PMT an amount equal to the incentive payments.

We are entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by us in connection with the performance of our servicing obligations.

We earned approximately $50.6 million in loan servicing fees in Fiscal 2016 in connection with work performed for PMT under the PMT Servicing Agreement.

Investment Funds Servicing Agreements

Our servicing agreements with the Investment Funds generally provide for fee revenue, which varies depending on the type and quality of the loans being serviced. We are also entitled to certain customary market-based fees and charges. This arrangement was modified, effective January 1, 2012, with respect to one of the Investment Funds. At that time, we settled our accrued servicing fee rebate and amended our servicing agreement with such fund to charge scheduled servicing fees in place of the previous “at cost” servicing arrangement.

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We earned approximately $2.6 million in loan servicing fees in Fiscal 2016 in connection with work performed for the Investment Funds.

Other Agreements with PMT

PMT Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or the MBS agreement, which was amended and restated effective September 12, 2016, we provide PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent sellers.

Pursuant to the MBS agreement, we have agreed to provide such services exclusively for PMT’s benefit, and we and our affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon us, if PMT is unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

In consideration for the mortgage banking services we provide with respect to PMT’s acquisition of mortgage loans, we are entitled to a fulfillment fee based on the type of mortgage loan that PMT acquires and equal to a percentage of the unpaid principal balance of such mortgage loan. The applicable percentages are (i) 0.35% for mortgage loans sold or delivered to Fannie Mae or Freddie Mac, and (ii) 0.85% for all other mortgage loans; provided however, that no fulfillment fee shall be due or payable to us with respect to any Ginnie Mae mortgage loans. PMT does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS agreement, we currently purchase loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from PMT at its cost less an administrative fee plus accrued interest and a sourcing fee ranging from two to three and one-half basis points, generally based on the average number of calendar days that mortgage loans are held by PMT prior to purchase by us.

In consideration for the mortgage banking services we provide with respect to PMT’s acquisition of mortgage loans under our early purchase program, we are entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by us, and (ii) in the amount of $35 for each mortgage loan that PMT acquires thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for us to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then PMT has generally agreed with us to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to us for the performance of such additional services.

We earned approximately $86.5 million in fulfillment fees in Fiscal 2016 under our mortgage banking services agreement with PMT, and we paid to PMT approximately $12.0 million in sourcing fees in Fiscal 2016.

MSR Recapture Agreement

Pursuant to the terms of an MSR recapture agreement, or the MSR recapture agreement, which was entered into by and between us and PMT and amended and restated effective September 12, 2016, if we refinance through our consumer direct lending business mortgage loans for which PMT previously held the MSRs, we are generally required to transfer and convey to PMT, at no cost, the MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have an aggregate unpaid principal balance that is not less than 30% of the aggregate unpaid principal balance of all such mortgage loans so originated. Where the fair market value of the aggregate MSRs to be transferred for the applicable month is less than $200,000, we may, at our option, wire to PMT cash in an amount equal to the fair market value of the MSRs in lieu of transferring such MSRs. The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

PMT recognized $1.6 million in recapture income pursuant to the terms of the MSR recapture agreement during Fiscal 2016.

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Spread Acquisition and MSR Servicing Agreements

Effective February 1, 2013, we entered into a master spread acquisition and MSR servicing agreement, or the 2/1/13 Spread Acquisition Agreement, pursuant to which we sold to PMT or one of its wholly-owned subsidiaries the rights to receive certain excess servicing spread, or ESS, arising from MSRs acquired by us from banks and other third party financial institutions. We were generally required to service or subservice the related mortgage loans for the applicable agency or investor. We only used the 2/1/13 Spread Acquisition Agreement for the purpose of selling ESS relating to Fannie Mae MSRs. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement were subject to the specific terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

To the extent we refinanced any of the mortgage loans relating to the ESS that PMT acquired, the 2/1/13 Spread Acquisition Agreement contained recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month was less than $200,000, we were, at our option, permitted to wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

On February 29, 2016, the parties terminated the 2/1/13 Spread Acquisition Agreement and all amendments thereto. In connection with the termination of the 2/1/13 Spread Acquisition Agreement, we reacquired from PMT all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by us to PMT and then subject to such 2/1/13 Spread Acquisition Agreement.

On December 19, 2014, we entered into a second master spread acquisition and MSR servicing agreement, or the 12/19/14 Spread Acquisition Agreement, with PMT. The terms of the 12/19/14 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that we only intend to sell ESS relating to Freddie Mac MSRs under the 12/19/14 Spread Acquisition Agreement.

To the extent we refinance any of the mortgage loans relating to the ESS PMT has acquired, the 12/19/14 Spread Acquisition Agreement also contains recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, we may, at our option, wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

On February 29, 2016, we also reacquired from PMT all of its right, title and interest in and to all of the Freddie Mac ESS previously sold by us to PMT and then subject to such 12/19/14 Spread Acquisition Agreement. The 12/19/14 Spread Acquisition Agreement remains in full force and effect.

On December 19, 2016, we amended and restated a third master spread acquisition and MSR servicing agreement, or the 12/19/16 Spread Acquisition Agreement, with PMT. The terms of the 12/19/16 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement and the 12/19/14 Spread Acquisition Agreement, except that we only intend to sell ESS relating to Ginnie Mae MSRs under the 12/19/16 Spread Acquisition Agreement. Pursuant to the 12/19/16 Spread Acquisition Agreement, we may sell to PMT, from time to time, the right to receive participation certificates representing beneficial ownership in ESS arising from Ginnie Mae MSRs acquired by us, in which case we generally would be required to service or subservice the related mortgage loans for Ginnie Mae. The primary purpose of the amendment and restatement was to facilitate the continued financing of the ESS owned by PMT in connection with the parties’ participation in the GNMA MSR Facility (as defined below).

To the extent we refinance any of the mortgage loans relating to the ESS PMT has acquired, the 12/19/16 Spread Acquisition Agreement also contains recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the 12/19/16 Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, we are also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the 12/19/16 Spread Acquisition Agreement contains provisions that require us to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, we may, at our option, wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

During Fiscal 2016, we paid $70.0 million to PMT to settle repayments of ESS. During Fiscal 2016, we also incurred $6.5 million in MSR recapture expense payable to PMT.

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Master Repurchase Agreement with the Issuer Trust

On December 19, 2016, through PLS, we entered into a master repurchase agreement, or the PMH Repurchase Agreement, with one of PMT’s wholly-owned subsidiaries, PennyMac Holdings, LLC, or PMH, pursuant to which PMH may borrow from us for the purpose of financing PMH’s participation certificates representing beneficial ownership in ESS. PLS then re-pledges such participation certificates to PNMAC GMSR ISSUER TRUST, or the Issuer Trust, under a master repurchase agreement, or the PC Repurchase Agreement, by and among PLS, the Issuer Trust and PNMAC, as guarantor. The Issuer Trust was formed for the purpose of allowing PLS to finance MSRs and ESS relating to such MSRs in a structured financing transaction referred to as the “GNMA MSR Facility.”

In connection with the GNMA MSR Facility, PLS pledges and/or sells to the Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, the Issuer Trust (a) has issued to PLS, pursuant to the terms of an indenture, the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1,” or the VFN, and (b) may, from time to time pursuant to the terms of any supplemental indenture, issue to institutional investors additional term notes, or the Term Notes, in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1,000,000,000.

The principal amount paid by PLS for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay PLS the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. PLS is then required to repay the Issuer Trust the corresponding amount under the PC Repurchase Agreement.

During Fiscal 2016, PMT paid us $253,000 in interest to finance ESS under the PMH Repurchase Agreement and we, in turn, paid an identical amount to the Issuer Trust under the PC Repurchase Agreement.

Loan and Security Agreement

Prior to entering into the PMH Repurchase Agreement and PC Repurchase Agreement in connection with the GNMA MSR Facility, PLS was a party to a repurchase agreement, or the MSR Repo, with Credit Suisse First Boston Mortgage Capital LLC, or CSFB, pursuant to which PLS financed Ginnie Mae MSRs and servicing advance receivables and pledged to CSFB all of its rights and interests in any Ginnie Mae MSRs it owned or acquired, and a separate acknowledgement agreement with respect thereto, by and among Ginnie Mae, CSFB and PLS.

In connection with the MSR Repo, PLS and PMH entered into an underlying loan and security agreement, or the Underlying LSA, pursuant to which PMH was able to borrow up to $150 million from PLS for the purpose of financing ESS. The principal amount of the borrowings under the Underlying LSA was based upon a percentage of the market value of the ESS pledged by PMH, subject to the $150 million sublimit described above. Pursuant to the Underlying LSA, PMH granted to PLS a security interest in all of its right, title and interest in, to and under the ESS pledged to secure the borrowings and PLS, in turn, re-pledged such ESS to CSFB under the MSR Repo. Interest accrued on PMH’s note relating to the Underlying LSA at a rate based on CSFB’s cost of funds under the MSR Repo. PLS and PMH agreed in connection with the Underlying LSA that PMH was required to repay PLS the principal amount of borrowings plus accrued interest to the date of such repayment, and PLS was required to repay CSFB the corresponding amount under the MSR Repo. The Underlying LSA was terminated in connection with the execution of the PMH Repurchase Agreement.

During Fiscal 2016, PMT paid us $7.6 million in interest to finance ESS under the Underlying LSA and we, in turn, paid an identical amount to CSFB under the MSR Repo.

Loan Purchase Agreements

We have entered into a mortgage loan purchase agreement and a flow commercial mortgage loan purchase agreement with PMT. Currently, we use the mortgage loan purchase agreement for the purpose of selling to PMT prime jumbo residential mortgage loans originated by us through our consumer direct lending business. We use the flow commercial mortgage loan purchase agreement for the purpose of selling to PMT small balance commercial mortgage loans, including multifamily mortgage loans, originated by us as part of our commercial lending business. Each of the loan purchase agreements contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices paid to us by PMT for such loans are market-based.

During Fiscal 2016, PMT purchased from us under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $39.9 million at an aggregate purchase price of $42.0 million and under the flow commercial mortgage loan purchase commercial mortgage loans with an unpaid principal balance of $17.6 million at an aggregate purchase price of $18.1 million.

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Commercial Mortgage Servicing Oversight Agreement

We have also entered into a commercial mortgage servicing oversight agreement with PMT that governs our oversight of the master and/or special servicing performed by third party servicers in connection with certain commercial mortgage loans PMT acquires. For the oversight services performed under this agreement, PMT is required to pay PLS a fee equal to 5 basis points per annum based on the UPB of the related commercial mortgage loans for which it provides oversight servicing.

During Fiscal 2016, PMT paid us approximately $6,600 in commercial mortgage loan oversight servicing fees.

Reimbursement Agreement

In connection with the initial public offering of PMT’s common shares on August 4, 2009, or the IPO, we entered into a reimbursement agreement with PMT pursuant to which PMT agreed to reimburse us for the $2.9 million payment, or the Conditional Reimbursement, that we made to the underwriters for the IPO if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for PMT’s payment of the Conditional Reimbursement if PMT is required to pay us performance incentive fees under the PMT Management Agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The payment of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of $1.0 million and the maximum amount that may be reimbursed under the reimbursement agreement is $2.9 million.

We did not receive any reimbursement payments from PMT during Fiscal 2016.

Investments in PMT

Our Investment in PMT

We received dividends of $141,000 in Fiscal 2016 as a result of our investment in common shares of PMT.

Other Transactions With Related Persons

Related Party Employment Relationships

Presently, we employ Mr. Kurland’s brother-in-law, Robert Schreibman. We established Mr. Schreibman’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Schreibman. Mr. Schreibman does not report directly to any of our executive officers.

We have employed Mr. Schreibman since 2008, and his current title is Senior Vice President, Asset Management. In this capacity, he received the following approximate amounts in Fiscal 2016: $280,000 in base salary and bonus, a gross-up for payment of self-employment tax liabilities in the amount of $11,125, insurance premium payments in the amount of $21,820, a $10,717 contribution to his 401(k) plan (a portion of which includes missed matching contributions for Fiscal 2015) and $900 payment for mobile phone expenses. During Fiscal 2016, we granted Mr. Schreibman time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $33,728. Mr. Schreibman has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Vandad Fartaj’s brother, Vala Fartaj. We established Mr. Vala Fartaj’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Vala Fartaj. Mr. Vala Fartaj does not report directly to any of our executive officers.

We have employed Mr. Vala Fartaj since 2008, and his current title is Senior Vice President, Mortgage Trading. In this capacity, he received the following approximate amounts in Fiscal 2016: $315,000 in base salary and bonus, a gross-up for payment of self-employment tax liabilities in the amount of $12,354, insurance premium payments in the amount of $6,824 and a $10,170 contribution to his 401(k) plan. During Fiscal 2016, we granted Mr. Vala Fartaj time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $55,118. Mr. Vala Fartaj has also been entitled to receive employee benefits generally available to all employees.

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Presently, we also employ Mr. Kurland’s son-in-law, Oliver Rubinstein. We established Mr. Rubinstein’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Rubinstein. Mr. Rubinstein does not report directly to any of our executive officers.

We have employed Mr. Rubinstein since 2011, and his current title is Assistant Vice President, Corporate Development. In this capacity, he received the following approximate amounts in Fiscal 2016: $109,593 in base salary and bonus, insurance premium payments in the amount of $9,396 and a $5,400 contribution to his 401(k) plan. During Fiscal 2016, we granted Mr. Rubinstein time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $8,627. Mr. Rubinstein has also been entitled to receive employee benefits generally available to all employees.

PNMAC Foodservice Agreement with Me N U Kitchen, LLC

PNMAC offers its employees a cafeteria and dining area in several of its locations for the purpose of providing the employees access to breakfast and lunch onsite, as well as catering services for special company events. PNMAC bears all costs and expenses associated with managing and operating the cafeteria and kitchen facilities, including food, labor, rent, owned and leased equipment and utilities (including telephone and internet availability). Such costs and expenses are partially offset by revenues generated through food sales, with the remainder subsidized by PNMAC.

The cafeterias are managed and operated under a foodservice agreement with Me N U Kitchen, Inc., or MNU. Marci Grogin, the wife of Mr. Grogin, owns 100% of MNU. Pursuant to the terms of the foodservice agreement, MNU provides onsite foodservice (including cafeteria and catering services) to PNMAC and its employees on a contract basis. MNU also facilitates PNMAC’s payment of certain of the costs and expenses described, and PNMAC reimburses or otherwise advances to MNU the amounts necessary to pass through such costs and expenses. For these services, PNMAC pays MNU a monthly management fee of $10,000. For its services in 2016, PNMAC paid MNU management fees of $120,000. We believe that the management fees paid to MNU are fair and reasonable.

Related Party Transactions Policy

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is approved by our Related-Party Matters Committee and/or a majority of our independent directors in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was one of our directors or executive officers or a nominee to become one of our directors; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related-Party Matters Committee and/or independent directors consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related-Party Matters Committee and/or our Board in accordance with the related party transactions policy.

Indemnification of Directors and Officers

Our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange, or the NYSE, and that Messrs. Kinsella and Nanji and Ms. Youssouf are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met nine times in 2016. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit Committee received and discussed with our independent registered public accounting firm its annual written report on its independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 9, 2017.

The foregoing report has been furnished by the current members of the Audit Committee:

Patrick Kinsella, Chairman Farhad Nanji Emily Youssouf

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PROPOSAL I
ELECTION OF DIRECTORS

We are presenting a proposal to elect nine (9) director nominees identified in this Proxy Statement, each for a term expiring at our 2018 annual meeting of stockholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR STANFORD L. KURLAND, DAVID A. SPECTOR, MATTHEW BOTEIN, JAMES K. HUNT, PATRICK KINSELLA, JOSEPH MAZZELLA, FARHAD NANJI, MARK WIEDMAN AND EMILY YOUSSOUF AS DIRECTORS TO SERVE UNTIL OUR 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Stanford L. Kurland, David A. Spector, Matthew Botein, James K. Hunt, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Mark Wiedman and Emily Youssouf to our Board of Directors, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

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PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2016 and Fiscal 2015, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2016 and Fiscal 2015.

Fees to Registered Public Accounting Firm for 2016 and 2015

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2016 and Fiscal 2015.

	2016	2015
Audit Fees (1)	$1,611,181	$1,595,381
Audit-Related Fees (2)	345,550	347,386
Tax Fees	–	–
All Other Fees (3)	30,000	–
Total	$1,986,731	$1,942,767

——————

(1)	Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the annual financial statements of certain of our subsidiaries.

(2)	Audit-Related Fees consist of fees for professional services provided in connection with the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	All Other Fees consist of certain agreed upon procedures related to certain of our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2016 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL III
ADVISORY (NON-BINDING) VOTE TO APPROVE
EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers as reported in this proxy statement by voting for or against it. The core of the Company’s executive compensation policies and practices continues to be to pay-for-performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Board of Directors believes the Company’s compensation programs and policies are strongly aligned with the long-term interests of the stockholders of the Corporation.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2016 compensation of the Company’s named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Financial Services, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement, is hereby APPROVED.”

Although this say on pay vote is advisory and therefore non-binding on the Company, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

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PROPOSAL IV
ADVISORY (NON-BINDING) VOTE ON THE
FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE

We are presenting the following proposal, which gives stockholders the opportunity to advise us how often to include a proposal similar to Proposal III in our Proxy Statement. Specifically, we are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. This proposal is required pursuant to Section 14A of the Exchange Act.

An advisory vote on executive compensation is very important, as it will provide a clear, simple means for us to obtain information on stockholder sentiment about our executive compensation and our executive compensation philosophy. We believe that an advisory (non-binding) executive compensation vote every year will be the most effective timeframe for our stockholders to judge performance and for us to assess the voting results, engage with stockholders to understand their sentiment and implement any changes to our compensation practices that we consider necessary and appropriate.

In addition, we believe an annual vote generally aligns more closely with our executive compensation program, which is limited in terms of the type of executive compensation we award and has been designed to support stockholder value creation by rewarding high company performance with equity-based awards that vest over time. As described in greater detail above in the section entitled “Compensation Discussion and Analysis,” we believe our executive compensation program serves to align the interests of named executive officers with the interests of our stockholders. We also want to provide a consistent and clear communication channel for any stockholder concerns regarding our executive compensation.

For the reasons described therein and above, we recommend that our stockholders select a frequency of one year, or an annual vote. While our Board intends to carefully consider the stockholder votes resulting from this proposal and take them into consideration when making future decisions regarding our executive compensation vote, the final vote will not be binding on us and is advisory in nature.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR HOLDING THE ADVISORY (NON-BINDING) EXECUTIVE COMPENSATION VOTE.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2016, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, except the transfer of PNMAC Class A units by Mr. Grogin to a family trust, which was subsequently reported on Form 5.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these materials available on our website, www.ir.pennymacfinancial.com, under “SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

These SEC filings are available to the public at the SEC’s website at www.sec.gov.

We will provide, without charge to each record or beneficial holder of our common stock as of the record date, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Executive Chairman, and Derek W. Stark, our Managing Director, General Counsel and Secretary, to vote on those matters according to their best judgment.

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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PENNYMAC FINANCIAL SERVICES, INC. 3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, are available at www.proxyvote.com

PENNYMAC FINANCIAL SERVICES, INC.
Annual Meeting of Stockholders
May 23, 2017, 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanford L. Kurland and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2017 Annual Meeting of Stockholders of the Company to be held May 23, 2017, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

                       Address change/comments:

  _________________________________________________________________________________

  _________________________________________________________________________________

  _________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side